Exhibit 10.1

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

PROGRAM AGREEMENT

BY

AND

BETWEEN

COASTAL COMMUNITY BANK

AND

Dave Operating llc

PROGRAM AGREEMENT

THIS PROGRAM AGREEMENT (including all schedules, appendices, exhibits, addenda and amendments, this “Agreement”) is entered into this 27th day of February 2025, (the “Effective Date”) by and between Coastal Community Bank, a Washington State chartered bank (“Coastal”), and Dave Operating LLC, a limited liability company organized under the laws of Delaware (“Dave”). Each of Coastal and Dave shall also be referenced as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Dave desires to offer Dave-branded financial products and/or any financial products offered by or on behalf of Dave to Customers, including deposit accounts, debit cards, and credit cards;

WHEREAS, Coastal, a federally insured depository institution, offers a variety of banking services to the public directly and through private label banking program relationships;

WHEREAS, in support of the Program (as defined below), Coastal is willing to accept and maintain cash balances for each Customer in one or more FDIC-insured interest-bearing accounts, to be held in the form of an omnibus account in its own name for the benefit of such Customers (the “Omnibus Account”), serve as the issuing bank for debit cards and credit cards to be issued to Customers, and provide certain other banking services, all of which will be marketed by Dave under the “Dave” brand as part of Dave’s offering to prospective Customers; and

WHEREAS, the Parties, desire to document the Program contemplated under this Agreement as well as their respective obligations and responsibilities in relation thereto.

NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Article 1.

Definitions

As used in this Agreement, the following terms have the definitions indicated.

“Account Agreement” means, any agreement between Coastal and a Customer, including any Card Agreement, governing the terms and use of a Customer Account or Card and all related disclosures as may be required by Applicable Law or deemed necessary by Coastal.

“Account Statement” means a summary of Customer Account transactions for an account cycle, which shall be generated by Dave or by a Service Provider on behalf of Dave, including changes in balances or in the amount of deposits, interest earned or paid, fees assessed, charged or paid and any other information required by Applicable Law or as determined by Coastal.

“Account Terms and Conditions” has the meaning given in Section 2.4.

“ACH” means the Automated Clearing House.

“Active Customers of the Program” has the meaning given in Section 6.1.

“Affiliate” means, with respect to any Person (as defined below), any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

“Agreed Percentage” has the meaning given in Section 7.4(b).

“Agreement” has the meaning given in the preamble.

“AML” means anti-money laundering.

“Applicable Law” means, as applicable to the Parties or any other Person in connection with this Agreement, any law (including common law), ordinance, statute, treaty, rule, Order, regulation, official directive, consent, approval, final opinion, interpretation, regulatory guidance, authorization or other determination or finding of any Governmental Body, applicable to or binding upon such Person or to which such Person is subject, whether federal, state, county, local, foreign or otherwise, as may be amended and in effect from time to time, including but not limited to the Gramm Leach Bliley Act of 1999 (the “GLB Act”) and the applicable regulations promulgated thereunder by the federal regulators of financial institutions (the “GLB Regulations”), the Bank Secrecy Act, the USA PATRIOT Act, federal consumer protection laws, and state data security and privacy laws, including the California Consumer Privacy Act as well as Network Rules.

“Application” has the meaning given in Section 4.5(a).

“Application Services” means developing, making available, and operating the Website and the Application and providing support and other ancillary services to Customers in connection with their use of the Website and the Application.

“APRs” has the meaning given in Section 3.10.

“Break-up Fee” has the meaning given in Section 11.3(c).

“Cards” means Debit Cards or Credit Cards as set forth in Section 3.1.

“Card Agreement” has the meaning given in Section 3.3.

“Cash Collateral Account” has the meaning given in Section 7.4(b).

“Change in Control” means a reorganization, merger, consolidation, sale of all or substantially all of the assets of, or other corporate transaction involving, a Party(a “Transaction”), in each case, with respect to which those stockholders of the Party immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Party or the other corporation resulting from such Transaction.

“Coastal” has the meaning given in the preamble.

“Coastal Content” has the meaning given in Section 5.1.

“Coastal Designated Program Team Member” has the meaning given in Section 4.18(c).

“Coastal Marks” has the meaning given in Section 5.1.

“Coastal Rules” means the policies and procedures of Coastal, including the Risk Management Considerations, to ensure the continued safety and soundness of Coastal and made available to Dave, as may be amended from time to time.

“Coastal Services” means the banking services provided by Coastal to Dave and to Customers with respect to the Program under this Agreement, including those set forth in Exhibit B. Coastal Services shall include, but are not limited to, serving as the issuing bank with respect to the Cards, facilitating debits and credits to Customer Accounts (via direct ACH, debit, remote deposit capture, and check, as applicable, in the agreed Program features listed in Exhibit A); and providing custody of funds for the benefit of Customers in one or more Omnibus Accounts.

“Confidential Information” means all non-public information of any kind concerning a Party (or an Affiliate of a Party) that is furnished by such Party or on its behalf in connection with this Agreement, as well as the terms and conditions of this Agreement. For the avoidance of doubt, Customer Information shall be deemed the Confidential Information of Coastal.

“Credit Account” means an account for a Customer that (i) involves an extension of credit by Coastal to such Customer, whether in connection with a Credit Card, or any other form of credit, and (ii) is held at Coastal pursuant to the Program.

“Credit Card” has the meaning given in Section 3.1.

“Credit Card Agreement” has the meaning given in Section 3.3.

“Credit Card Seasoning Period” has the meaning given in Section 7.3(a).

“Credit Losses” means the outstanding principal balance of any Credit Card(s) charged off in accordance herewith.

“Customer” means any Person who opens and holds a Customer Account in connection with the Program.

“Customer Account” means a Deposit Account and/or a Credit Account.

“Customer Account Data” means any and all information related to a Customer Account that is obtained from a Customer, obtained, generated or created in connection with establishing a Customer Account, or obtained, generated, or created as a result of processing, transaction, servicing and maintenance activities conducted in connection with a Customer Account, including: (i) Customer Information; (ii) transaction data; (iii) any and all documentation relating to a Customer Account, including checks, notices, correspondence, instruments, magnetic tapes, disks, hard copy formats or other computer-readable data transmissions; (iv) Card numbers and other “cardholder data” subject to the PCI DSS relating to Cards, (v) customer service and collections data; and (vi) telephone logs and records.

“Customer Information” means “nonpublic personal information” (as such term is defined in the GLB Act and GLB Regulations) regarding a Customer that is obtained in connection with either Party’s services provided in connection with the Program.

“Dave” has the meaning given in the preamble.

“Dave Content” has the meaning given in Section 5.2.

“Dave Data” has the meaning given in Section 2.6(b).

“Dave Designated Program Team Member” has the meaning given in Section 4.18(b).

“Dave Marks” has the meaning given in Section 5.2.

“Dave Materials” has the meaning given in Section 9.3.

“Deposit Account” means an account held at Coastal for an individual Customer pursuant to the Program that meets the definition set forth in Section 3(1) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(1), including, without limitation, demand deposit accounts, certificates of deposit, savings accounts, NOW accounts, individual retirement accounts and, to the extent applicable, omnibus deposit accounts and their subaccounts (as described in Federal Deposit Insurance Corporation General Counsel’s Opinion No. 8 - Insurability of Funds Underlying Stored Value Cards and Other Nontraditional Access Mechanisms).

“Debit Card” has the meaning given in Section 3.1.

“Debit Card Agreement” has the meaning given in Section 3.3.

“Deposits” money received or held in a Customer Account at Coastal.

“Dispute” has the meaning given in Section 12.5.

“Effective Date” has the meaning given in the preamble.

“Effective Fed Funds Rate” means, for any day, the rate per annum equal to the federal funds target effective rate as published by the Federal Reserve Bank of St. Louis on the business day next succeeding such day (current website: https://fred.stlouisfed.org/series/DFEDTARU). The Effective Fed Funds Rate will be rounded upward, if necessary, to the nearest 1/100th of 1%.

“EFTA” has the meaning given in Section 3.9.

“Event of Default” has the meaning given in Section 11.5.

“ExtraCash Seasoning Period” has the meaning given in Section 7.3(b).

“FDIC” means the Federal Deposit Insurance Corporation.

“Fed Funds Rate” means, for any day, the rate per annum equal to the federal funds target range/rate upper limit as published by the Federal Reserve Bank of St. Louis on the business day next succeeding such day (current website: https://fred.stlouisfed.org/series/DFEDTARU). The Fed Funds Rate will be rounded upward, if necessary, to the nearest 1/100th of 1%.

“Force Majeure Event” has the meaning given in Section 12.15.

“Fraud Losses” means all verifiable third-party fraudulent activity, accounts and, with respect to Credit Card accounts, all accounts where the underlying customer failed to make his or her first payment, which either Party identifies as potentially fraudulent activity. Fraud Losses shall be written off or otherwise accounted for promptly upon discovery and in any event within [**] of a determination that verifiable fraudulent activity has occurred.

“Full Public Launch” has the meaning given in Section 4.21(h).

“GAAP” means, as of a particular time, generally accepted accounting principles as in effect in the United States as of such time.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state or local, or any self-regulatory organization, agency, instrumentality or authority, or any court or arbitrator (public or private) which has jurisdiction over the Parties of the Program.

“IDTP” has the meaning given in Section 4.4(c).

“IDV” means identity verification.

“Incident Costs” shall mean reasonable documented internal and external costs of a Party associated with addressing and responding to an Information Security Incident to the systems or caused by the personnel of the other Party, including, without limitation: (i) preparation and mailing or other transmission of such notices and other communications to customers, suppliers, employees, contractors or other contractual partners of the first Party or others as such Party deems reasonably appropriate; (ii) if reasonably determined necessary by the first Party, establishment of a call center, website, or other communications procedures in response to such Information Security Incident (e.g., customer service FAQs, talking points and training); (iii) public relations and other similar crisis management services; (iv) legal and accounting fees and expenses reasonably incurred and associated with the first Party’s investigation of and response to such event; (v) costs for legally required, commercially reasonable credit monitoring,; (vi) fees and expenses associated with a forensic investigation or analysis of the Information Security Incident; (vii) the cost of reissuing Cards, (viii) reimbursing Customers for unauthorized payments; (ix) fines and charges imposed by a Governmental Body or Network, and (x) expenses incurred in connection with investigation of the Information Security Incident by a Governmental Body or Network. For the avoidance of doubt, “Incident Costs” do not include any expense associated with a service or benefit that a Party provides to its customers generally which is not as a result of an Information Security Incident.

“Indemnified Party” has the meaning given in Section 12.1(c).

“Indemnifying Party” has the meaning given in Section 12.1(c).

“Independent Bank Customer” means any Person who has a bank product with Coastal that is not provided pursuant to the Program.

“Information Security Incident” means any actual or reasonably suspected unauthorized use, disclosure or acquisition of, or access to, any Customer Account Data within a Party’s systems, possession or control or the unauthorized disclosure of any Customer Account Data by a Party’s personnel, or any security incident relating to Customer Account Data which would constitute a violation of Applicable Law.

“Information Security Safeguards” has the meaning given in Section 4.15(a).

“KYC” means customer identification and due diligence, commonly referred to as “know your customer.”

“Launch Date” means the date that the Program is launched to non-Dave employees.

“Losses” means liabilities, costs, expenses (including reasonable attorneys’ fees and expenses and costs of defense), final judgments, fines, claims, damages, amounts paid in settlement, and other economic losses.

“Marketing Material” means any advertisements, brochures, applications, promotional materials, telemarketing scripts and any other written materials relating to the Program, including all marketing and advertising in paper or electronic or other formats, electronic web pages, electronic web links and any other type of promotional materials related to the Program, and any such materials sent to, or the scripts or templates used in connection with oral communications with, a Customer or potential Customer.

“Material Service Provider” has the meaning given in Section 4.7.

“Network” means MasterCard, VISA, Cirrus, Plus, National Automated Clearing House Association (“NACHA”) or any other card or other network system of transmitting funds and settlement thereof, of which Coastal is a member.

“Network Rules” means, with respect to a Network, the rules governing the use of the Network, as may be amended or restated from time to time.

“Omnibus Account” has the meaning given in the recitals.

“Operating Account” has the meaning given in Section 7.2.

“Order” means any final order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Overdraft Lending Rule Event” has the meaning given in Section 4.21(h)(v).

“Party” has the meaning given in the preamble.

“PCI DSS” means the Payment Card Industry Data Security Standard.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, non-profit, unincorporated organization, other organization or Governmental Body.

“Privacy Notices” means all privacy policy disclosure statements required by Applicable Law, including the GLB Act and Fair Credit Reporting Act (“FCRA”), or otherwise provided to Customers in writing in connection with the use of any Customer Account Data by Coastal or Dave, any of Coastal’s or Dave’s Affiliates or any third party engaged by Dave or Coastal.

“Program” means the program contemplated by this Agreement pursuant to which Dave may offer to Customers and potential Customers the opportunity to establish accounts that are held by Coastal and for which Dave provides services in accordance with this Agreement, as further set forth in Exhibit A. The term “Program” does not include similar program relationships that may be established between Dave and financial institutions other than Coastal.

“Program Team” has the meaning given in Section 4.18(a).

“Qualifying Change” has the meaning given in Section 2.2(b).

“Regulation II Event” has the meaning given in Section 4.21(h)(iv).

“Risk Management Considerations” means considerations as identified by the enterprise risk management policies and procedures of Coastal relating to (i) credit risk, (ii) safety and soundness, (iii) reputational risk, (iv) litigation risk, and (v) regulatory risk, as such policies and procedures may be amended and supplemented during the Term in Coastal’s sole discretion; in each case, provided to Dave with sufficient advance time to implement.

“Savings Account” means a form of Deposit Account that is designated by Coastal as a savings account.

“Service Provider” has the meaning given in Section 4.7.

“Successor Bank” has the meaning given in Section 11.4(b).

“Supervisory Objection” means (i) a regulatory objection or concern in writing or verbal regulatory objection, raised by a Governmental Body having supervisory or regulatory authority over Coastal that expresses the Governmental Body’s opinion that one or more provisions of this Agreement is likely to constitute or result in a violation of Applicable Law or unsafe or unsound practices, (ii) any cease-and-desist or other similar formal written order of a Governmental Body, or (iii) a written directive by a Governmental Body to cease or limit performance of material obligations under this Agreement.

“Sweep Program” has the meaning given in Section 7.5(b).

“Term” has the meaning given in Section 11.1.

“TILA” means the Truth in Lending Act (15 U.S.C. §§ 1601, et seq.) and Regulation Z thereunder (12 C.F.R. Part 1026), as each may be amended from time to time.

“Transition Period” has the meaning set forth in Section 11.4(a).

“Triggering Event” has the meaning set forth in Section 4.21(h).

“Website” has the meaning given in Section 4.5(a).

“Zero Balance Account” means an account that allows daily transaction activity and at the end of the day sweeps the resulting balance to another account so that the account balance is zero at the end of the day.

Article 2.

The Program
Section 2.1
Establishment of Program.
(a)
The Parties shall implement the Program by enrolling Customers beginning on the Launch Date; provided that, to the extent agreed upon in writing by the Parties, certain employees of Dave and family members of Dave employees may be enrolled during testing prior to the Launch Date. The Parties agree that the Customer Accounts offered pursuant to the Program shall initially include, at a minimum, the Program features set forth on Exhibit A. Dave may add services or features in the future subject to the prior written approval of Coastal (not to be unreasonably withheld, conditioned, or delayed) for any material new services or features. The Parties agree to work together in good faith to implement any additional services and features approved by Coastal. Each additional service or feature added to the Program that requires support from Coastal or causes

Coastal to incur costs may be incorporated into this Agreement through an amendment to Exhibit A, which shall require the written agreement of the Parties.
(b)
Dave will submit all new proposed services or features for the Program to Coastal for review and approval for the purpose of allowing Coastal to review such services or features for compliance with Applicable Law and the Risk Management Considerations. Coastal shall review any such proposed services or features and respond with written feedback to Dave as soon as practicable but no longer than [**] of submission. Approval timelines will be based on size and scope of the requested changes. Coastal may only reject the proposed services or features if Coastal reasonably determines that such proposed services or features are likely to cause Coastal or Dave to violate Applicable Law or the Risk Management Considerations and shall provide its rationale for any rejection to Dave in writing.
(c)
The Parties shall have the respective roles, duties and responsibilities with regard to the Program identified on Exhibit B attached hereto. Coastal shall at all times be the true lender for all Credit Accounts and, to the extent applicable, overdraft services, originated, issued, and serviced to or on behalf of Customers under the Program. Either Party shall intervene to enforce Coastal’s position as the lender of record and true lender in the event of any complaint, claim, challenge, or other controversy, insofar as such complaint seeks to recharacterize Coastal’s provision of bank funds as other than an extension of credit made by Coastal or otherwise substantially interferes with Coastal’s enjoyment of its rights as true lender, and each Party shall consult with and cooperate with the other Party in defense of any such complaint. Coastal shall provide oversight of Dave’s performance of obligations herein and compliance with Applicable Law in accordance with the guidelines for management and oversight of regulatory compliance set forth in Exhibit C.
(d)
Notwithstanding anything to the contrary in this Agreement, if Coastal, in its reasonable discretion, determines that an amendment to Exhibit A or Exhibit B is reasonably required to comply with Applicable Law or to comport with the Risk Management Considerations (provided that with respect to the Risk Management Considerations, Dave may request that Coastal obtain a written confirmation from reputable legal counsel confirming Coastal’s position, which shall be at Dave’s cost if such reputable legal counsel actually confirms Coastal’s position), Coastal shall notify Dave by delivering written notice to Dave indicating the minimum changes that Coastal believes are necessary to comply with Applicable Law or comport with the Risk Management Considerations, with its amended version of such exhibit attached thereto and the reason(s) why it believes such amendment was required. Dave shall have [**] or such longer period as reasonably required, from the date of the receipt of such notice to (i) execute an amendment to the Program Agreement amending Exhibit A or Exhibit B, as applicable, and (ii) implement the amended version of Exhibit A or Exhibit B, as applicable, unless a shorter period of time is required to comply with Applicable Law or to comport with the Risk Management Considerations, as determined by Coastal in its reasonable discretion. During the implementation period, the Parties shall discuss in good faith any additional revisions to Exhibit A or Exhibit B, as applicable. In the event the Parties cannot agree to any such amendment, either Party may pursue the Dispute resolution provisions set forth in Section 4.19.
(e)
Dave shall develop, implement, and maintain the policies, procedures, agreements, notices, and disclosures set forth on Schedule 2.1(d), which shall comply with Applicable Law and comport with the Risk Management Considerations, and which shall be subject to the prior written approval of Coastal, which approval shall not be unreasonably withheld, conditioned or delayed. Dave shall conduct the Program in accordance with Applicable Law and Risk Management Considerations. In addition, each Party shall participate in jointly developing required operating policies and procedures relating to CIP, BSA/AML, transaction monitoring, and fraud adjudication and loss mitigation procedures. Notwithstanding anything to the contrary in this Agreement, Dave shall not enroll any Customers in the Program until each of the items set forth on Schedule 2.1(d) is agreed upon by the Parties. If Coastal, in its reasonable discretion, determines that an amendment to any of the items on Schedule 2.1(d) is required in order to comply with Applicable Law or to comport with the Risk Management Considerations (provided that with respect to the Risk Management Considerations, Dave may request that Coastal obtain a written confirmation from reputable legal counsel confirming Coastal’s position, which shall be at Dave’s cost if such reputable legal counsel actually confirms Coastal’s position), or that an additional policy or procedure is required in order to comply with Applicable Law or to comport with the Risk Management Considerations (provided that with respect to the Risk Management Considerations, Dave may request that Coastal obtain a written confirmation from reputable legal counsel confirming Coastal’s position, which shall be at Dave’s cost if such reputable legal counsel actually confirms Coastal’s position), Coastal shall deliver written notice to Dave with the amended document attached thereto, together with the reason(s) why such amendment is required. The Parties shall discuss in good faith any additional revisions to such amendment, as applicable. In the event the Parties cannot agree to any such amendment, either Party may pursue the Dispute resolution provisions set forth in Section 4.19.
(f)
Notwithstanding anything to the contrary in this Agreement, Coastal may, at its reasonable discretion, decline or refuse to perform any action or obligation that it reasonably determines would violate Applicable Law or the Coastal Rules (provided that with respect to the Coastal Rules, Dave may request that Coastal obtain a written confirmation from reputable legal counsel confirming Coastal’s position, which shall be at Dave’s cost if such reputable legal counsel actually confirms Coastal’s position). In addition, Dave may, at its reasonable discretion, after [**] written notice to Coastal, decline or refuse to perform any action or obligation that it reasonably determines would violate Applicable Law; provided that, in such circumstance, Dave provides Coastal with written notice as to the reason for such declination or refusal. If either Party believes that such declination or refusal is unreasonable, the Parties may pursue the Dispute resolution provisions set forth in Section 4.19.
Section 2.2
Customer Solicitation and Distribution.
(a)
Dave shall market the Program in such manner and through such methods as Dave shall determine, subject to the terms and conditions of this Agreement and in accordance with, and subject to, all Applicable Law. Dave will submit all proposed Marketing Materials for the Program (and ongoing changes to same) to Coastal (either by sending Marketing Materials directly to Coastal or by making Marketing Materials available for Coastal to view in a mutually agreed upon platform) for review and written approval prior to the release or use of such Marketing Materials in the marketplace for the purpose of allowing Coastal to review such Marketing Materials for compliance with Applicable Law. Coastal shall review any Marketing Materials and notify Dave of its decision with respect to such Marketing Materials within [**] of submission by Dave; provided that Dave shall take reasonable steps to ensure that its submission is properly routed to Coastal. If Coastal does not provide its decision within such [**] period, it will be deemed that Coastal has approved such Marketing Materials. Coastal may only reject the use of Marketing Materials if Coastal reasonably determines that such Marketing Materials are likely to cause Coastal or Dave to violate Applicable Law and shall provide its rationale for any rejection to Dave in writing. In addition, the Parties shall work together to create a pre-approved library of Marketing Materials that only require review by Coastal on an annual basis unless, in Coastal’s reasonable assessment, such approval must occur more frequently to comply with Applicable Law. Dave agrees that it will make any changes, on a prospective basis, in such terms, manner and conditions that Coastal deems reasonably necessary to comply with Applicable Law. It is understood that Coastal shall have the right to withdraw approval of any previously approved Marketing Materials if Coastal deems such change necessary to comply with Applicable Law or Risk Management Considerations, at Coastal’s discretion, or upon written or oral direction of any Governmental Body with supervisory authority over Coastal or the Marketing Materials.
(b)
After approval of the form of Marketing Materials pursuant to Section 2.2(a), Dave may use such forms of Marketing Materials, and need not seek further approval for use of such forms unless there is: (i) a change required by Applicable Law or required by Coastal pursuant to Section 2.2(a), or (ii) a new material offering, change, or revision to be included in the Marketing Materials (each of the events in clauses (i) and (ii), a “Qualifying Change”). In the event of a Qualifying Change, Dave shall submit such forms of Marketing Materials to Coastal for review and approval in accordance with Section 2.2(a). Even if there is no Qualifying Change and Coastal’s prior approval is not required, Dave shall submit all Marketing Materials (either by sending Marketing Materials directly to Coastal or by making Marketing Materials available for Coastal to view in a mutually agreed upon platform) to Coastal within [**] of any request by Coastal to review the Marketing Materials. If Coastal requires changes to Marketing Materials already in use, Dave will, within a commercially reasonable timeframe, cease said use until Coastal’s required change is made; provided that if such changes are required to comply with Applicable Law or the Risk Management Considerations, Dave will cease said use as soon as reasonably practicable.
(c)
Unless otherwise agreed, Dave shall be responsible for (i) its own costs and expenses associated with the development of all Marketing Materials and (ii), subject to Coastal’s prior written approval, determining the pricing, fees and expenses to be charged to Customers in connection with the Program (subject to Applicable Law and the Risk Management Considerations).

Section 2.3
Customer Approval. Dave shall review and approve each potential Customer for participation in the Program solely in accordance with policies and procedures approved in writing by the Parties. Coastal shall maintain the right to cancel any such approval at its sole discretion. In the event Coastal unreasonably or in bad faith cancels any such approval, Coastal shall remain responsible for and indemnify Dave for any Losses resulting from such unreasonable or bad faith cancellation.
Section 2.4
Account Terms and Conditions and Disclosures. The terms and conditions applicable to each Customer Account offered pursuant to the Program shall be mutually agreed upon by Coastal and Dave prior to the implementation of the Program and shall be set forth in an Account Agreement between Coastal and each Customer (as updated from time to time in accordance with this Agreement and the “Account Terms and Conditions”). Notwithstanding the foregoing, Dave acknowledges that Coastal is the true lender and is subject to certain regulatory obligations under Applicable Law and, as a result, Coastal shall have final authority on those components of the Account Terms and Conditions that implicate Applicable Law or the Risk Management Considerations. During the Term, Coastal shall provide Dave with any updates or modifications to the Account Terms and Conditions promptly after determining the necessary such updates or modifications and Dave shall make such updates or modifications; provided that prior to implementing any updated or modified Account Terms and Conditions, except to the extent such updates or modifications are required by Applicable Law, required by the Risk Management Considerations ([**]), or a Supervisory Objection, Coastal shall obtain Dave’s approval. All expenses associated with any changes in the Dave Account Terms, or Customer Account-related disclosures delivered during the Term, including the costs of materials, preparation, printing and mailing and/or electronically communicating such changes and all other expenses relating to or arising out of such changes, shall be borne by Dave.
Section 2.5
Settlement Accounts. The Parties agree that Coastal shall establish and maintain one or more settlement accounts, as needed, for Card transactions, ACH payments, wires, and physical check deposits for purposes of settling Customer transactions. Each transaction settlement account shall be a Zero Balance Account.
Section 2.6
Ownership of Data.
(a)
Except as otherwise provided in this Agreement, as between the Parties, Coastal shall own all Customer Account Data, and shall have all rights, powers and privileges with respect thereto in accordance with Applicable Law. Coastal hereby grants Dave the worldwide, perpetual license to use Customer Account Data in accordance with Applicable Law and with the Privacy Notices or any successor privacy notices applicable to the Customer Account Data and Applicable Law. Dave shall ensure its use and sharing of Customer Account Data is described in Privacy Notices or Account Terms and Conditions made available to each applicable Customer pursuant to Applicable Law. For the avoidance of doubt, Coastal shall have ownership of all policies and procedures developed by or on behalf of Coastal and used by Coastal in connection with delivery of the Coastal Services. Upon transfer of any Customer Account to a Successor Bank in accordance with Section 11.4, Coastal agrees to assign all right, title, and interest in and to the associated Customer Account Data, subject only to Coastal’s right to retain copies of

Customer Account Data and use the same as reasonably necessary to comply with Applicable Law.
(b)
For all customer data or information obtained by Dave throughout the Program (including transaction data derived by Dave through the servicing of any Customer Account or such information obtained by Dave prior to or independent of the Program), Dave shall have ownership of such data (the “Dave Data”). Dave shall ensure its use and sharing of the Dave Data complies with Applicable Law and is properly described in any Privacy Notices, terms of service, or Account Terms and Conditions made available to each applicable Customer. Dave may sell the Dave Data to, or share the Dave Data with, third parties without the prior consent of Coastal, so long as Dave’s use and sharing, including such sale or potential sale, of Dave Data complies with Applicable Law and is properly described in any Privacy Notices, terms of service, or Account Terms and Conditions made available to each Customer, as applicable. For clarity, Dave’s handling, use, storage, and processing of Dave Data shall comply with Applicable Law at all times during the Term. The Parties acknowledge that the same or similar information or data may be contained in the Customer Account Data and the Dave Data, and that each such pool of data will therefore be considered separate information and data. The Parties agree that information contained in an application for a Customer Account will be provided to both Coastal and Dave by the Customer and will be considered both Customer Account Data and Dave Data. As such, both Parties agree to handle, use, process, share, and store such data and all Customer Account Data and Dave Data, as applicable, in accordance with each Party’s respective Privacy Notices and at all times in compliance with Applicable Law. [**]
Section 2.7
Restrictions. Dave shall ensure the Program shall contractually require customers to represent and warrant that they are individuals and Dave shall contractually strictly prohibit any Customer from offering or providing any services as a business hereunder to any third parties through its Customer Account. Notwithstanding any other term or condition herein to the contrary, Dave shall be prohibited from using any Coastal accounts, as a wholesaler of services other than in connection with the Program.
Article 3.

Issuance of Cards
Section 3.1
Card Solicitation and Participation. Dave may offer physical and virtual debit cards (“Debit Cards”) and physical and virtual credit cards (“Credit Cards”), (collectively, the “Cards”) pursuant to the Program. Coastal shall serve as the issuing bank for Cards in accordance with the terms of this Agreement.
Section 3.2
Credit Cards. Dave shall provide input in developing a credit policy for the approval and extension of credit through Credit Cards that complies with Applicable Law and Coastal Rules. Credit Cards may only be offered under the Program upon Coastal’s approval of the credit policy, which approval shall not be unreasonably withheld, conditioned, or delayed. Dave may request changes to the credit policy from time to time, which Coastal shall consider in good faith, consistent with Applicable Law and safe and sound lending practices.

Section 3.3
Card Agreements and Disclosures.
(a)
Coastal shall develop, with input from Dave, a form of a credit card agreement to be used in connection with the Credit Cards associated with Customer Accounts (the “Credit Card Agreement,”) as well as a debit card agreement (the “Debit Card Agreement”) to be used in connection with the Debit Cards (collectively, the “Card Agreement(s)”). If, at any time during the Term of this Agreement (and the Transition Period), Coastal in its reasonable discretion determines that changes to the terms of the form of the Card Agreements are necessary to comply with Applicable Law or comport with the Risk Management Considerations ([**]), Coastal shall deliver written notice to Dave indicating the changes that Coastal believes are necessary to comply with Applicable Law or comport with the Risk Management Considerations, with the amended version of such Card Agreement attached thereto, and the reason(s) why such amendment was required. Dave shall (i) cease delivery and use of the existing Card Agreement, and shall commence use of the amended version of the Card Agreement delivered by Coastal pursuant to this Section 3.3(a) as soon as practicable, and in any event within [**] of receipt of written notice from Coastal, or a shorter or longer period as required to comply with Applicable Law or comport with the Risk Management Considerations, as determined by Coastal in its reasonable discretion; and (ii) promptly notify all Customers under the existing Card Agreement that such agreement has been updated. Promptly thereafter, the Parties shall discuss in good faith any additional revisions to the Card Agreements desired by Dave.
(b)
Coastal shall develop, with input from Dave, Customer Account-related disclosures as may be required by and consistent with Applicable Law and the Risk Management Considerations. If, at any time during the Term of this Agreement (and Transition Period), Coastal in its reasonable discretion determines that changes to Customer Account-related disclosures are necessary (including because such disclosures do not comply with Applicable Law or comport with the Risk Management Considerations), Coastal shall deliver written notice to Dave indicating the changes that Coastal considers appropriate, with the amended version of the disclosures attached thereto, and the reason(s) why such amendment was required. Dave shall (i) cease delivery and use of the pre-existing disclosures, and shall commence use of the amended version of the disclosures delivered by Coastal pursuant to this Section 3.3(b), as soon as practicable, and in any event within [**] of receipt of written notice from Coastal or a shorter or longer period as required to comply with Applicable Law or comport with the Risk Management Considerations, as determined by Coastal in its reasonable discretion; and (ii) promptly notify all Customers that received the pre-existing disclosures that such disclosures have been updated. Promptly thereafter, the Parties shall discuss in good faith any additional revisions to the Card-related disclosures desired by Dave
Section 3.4
Card Processor. Dave Card transactions shall be authorized by a processor selected by Dave. Dave’s selection of the processor shall be subject to Coastal’s prior approval, which approval shall not be unreasonably withheld, conditioned, or delayed.
Section 3.5
Distribution of Cards, Card Agreements and Card-Related Disclosures. Dave, or its chosen vendor at Dave’s expense, shall manufacture, print and distribute (or distribute electronically) all Cards and Card Agreements, including any new or replacement Cards issued in order to comply with Applicable Law. Unless otherwise agreed to in writing in relation to the Transition Period, Dave shall cause all Cards and Card Agreements to identify Coastal as the sponsor and to include such other names and Coastal Marks as may be required to comply with Applicable Law. Designs of all Cards, including any mobile or digital wallets (e.g., Apple Pay, Google Pay, Samsung Pay, etc.), and designs of all Card Agreements, shall be subject to Coastal’s prior written approval, for which approval shall not be unreasonably withheld, conditioned or delayed. Dave shall ensure that all Cards are handled, shipped and distributed in accordance with Applicable Law.
Section 3.6
Cancellation of Cards. A Card is subject to cancellation at any time by either Party pursuant to this Agreement, the Card Agreement or, on a case-by-case basis, where either Party reasonably believes a Customer is using the Card for fraudulent or illegal purposes. Upon receipt of a notice from either Party of cancellation of any Cards or upon termination of this Agreement for any reason, Dave shall, at its sole expense and in compliance with the Network Rules, promptly terminate (and destroy, if applicable) such cancelled Cards in Dave’s possession or under Dave’s control or in the possession or control of a chosen vendor and provide written certification to Coastal of destruction of any cancelled Cards. For the avoidance of doubt, Dave’s obligation to destroy any cancelled Cards does not extend to Cards that are not within Dave’s possession or under Dave’s control or in the possession or control of a chosen vendor, such as Cards that remain under the control of Customers.
Section 3.7
Primary Memberships in Network. Subject to Section 3.3, the Parties shall mutually agree with regard to selection of Networks to be used for the Cards. Coastal shall maintain the required licenses with such Networks and shall timely pay all fees, membership fees, dues and assessments associated with the Program therewith, all of which shall be reimbursed upon Coastal’s request. For the avoidance of doubt, Dave shall only be responsible for reimbursing such fees directly related to the Program or its pro rata share of fees incurred across all Coastal programs.
Section 3.8
Settlement of Card Transactions. Dave shall coordinate with the processor for the Cards to provide for settlement of Card transactions on a daily basis. To the extent that that (i) a Network or any Governmental Body requires Coastal to establish and maintain a cash collateral account to facilitate Card transaction settlement, and (ii) such requirement is attributable to the Program, the Parties agree to work together to make such changes or take such steps as are mutually agreed to by the Parties to the Program in order to establish and maintain such cash collateral account to facilitate Card transaction settlement.
Section 3.9
Regulatory Compliance. Dave shall adopt policies and procedures to ensure that neither Dave nor any Service Provider participating in the Program markets, labels, displays or otherwise makes, represents or suggests to the public that a Card is or may be used as a “store gift card” or “gift certificate” as such terms are defined by 12 C.F.R. 1005.20. Dave shall further ensure that all Cards are afforded the applicable protections under, and are offered and serviced in compliance with, TILA (for Credit Cards) and the Electronic Fund Transfer Act (“EFTA”) (for Debit Cards) to the extent applicable to the specific product being offered under the Program. Dave specifically acknowledges and agrees that all customer service provided to Customers in connection with the Program shall comply with Applicable Law, including Section 5 of the Federal

Trade Commission Act, TILA, the EFTA, and the prohibitions regarding unfair, deceptive and abusive acts or practices contained in the Consumer Financial Protection Act of 2010 or any regulations promulgated thereunder.
Section 3.10
Disclosure of Key Card Terms. Dave understands that the annual percentage rates, fees and charges, and substantive terms associated with a Credit Card should be readily available for review by any Person inquiring about a Credit Card. [**] Dave shall ensure that prospective Customers have an opportunity to review the Credit Card Agreement if they desire to do so prior to submitting an application for a Credit Card and that all disclosures required to be provided to Customers or prospective Customers under Applicable Law (including application and solicitation, account opening, and other disclosures required to be provided under TILA and applicable state law) are provided in accordance with Applicable Law. Dave shall also ensure that customer service representatives are knowledgeable regarding the annual percentage rates, fees and charges, and substantive terms of the Program. Dave shall further ensure that the Credit Card Agreement is available on any website administered by Dave or a Service Provider to support the Program.
Section 3.11
Liability for Costs and Losses Associated with Cards. [**] The Parties shall each use their commercially reasonable efforts to cooperate in investigating and resolving any claim, demand, allegation, complaint, proceeding or investigation relating to the Cards (whether the liability for such event is ultimately found to be borne by Coastal or Dave).
Article 4.

Servicing of Customer Accounts; General Obligations
Section 4.1
Customer Service.
(a)
Dave shall service all Customer and customer service inquiries related to any Customer Account or Card in accordance with policies and procedures to be determined by Coastal with input from Dave and subject to Dave’s approval, which shall not be unreasonably withheld, conditioned, or delayed. The Parties acknowledge and agree the policies and procedures shall comply with Applicable Law, including Section 5 of the Federal Trade Commission Act, TILA, the EFTA, and the prohibitions regarding unfair, deceptive and abusive acts or practices contained in the Consumer Financial Protection Act of 2010 or any regulations promulgated thereunder. Dave shall ensure that its customer service representatives are knowledgeable regarding the fees, charges, and substantive terms of the Program. If Coastal receives any inquiry from a Customer with respect to a Customer Account or Card, Coastal shall promptly refer such inquiry to Dave. If Dave receives any inquiry from a Customer or any other Person with respect to Coastal or a Coastal product or service that is unrelated to a Customer Account or Card, Dave shall promptly refer such inquiry to Coastal.
(b)
Without limiting the generality of the foregoing, if Dave or any of Dave’s Service Providers receive from a Customer an oral or written notice of an “error” as defined by 12 CFR 1005.11(a) of Regulation E (including an unauthorized electronic fund transfer), or Regulation Z, as applicable, Dave shall respond to such inquiries in accordance with the terms of the Account Agreement and Applicable Law (including Regulation E,

Regulation Z and Network Rules, as applicable). Dave shall retain all fraud and error-related information with regard to Customer Accounts and Cards and shall provide the same to Coastal as it may reasonably request from time to time. To the extent Coastal responds to any such errors, Dave shall use its commercially reasonable efforts to cooperate with Coastal in the reasonable resolution of any Customer-reported error, all in accordance with Applicable Law and Coastal Rules.
Section 4.2
Account Operations. Dave shall perform the day-to-day Customer Account operational functions as set out in Exhibit B.
Section 4.3
Account Termination. In addition to the Parties’ rights set forth in Section 3.6, Dave shall have the right to cancel, suspend or terminate any Customer Account or Card based on the approved Dave BSA/AML/IDT policies and request that Coastal cancel, suspend or terminate any Customer Account or Card in accordance with the Account Agreement and Applicable Law. Dave shall also assist in identifying Customer Accounts and Cards for cancellation, suspension and termination on Coastal’s behalf. Dave may submit requests for cancellation, suspension or termination to Coastal, which Coastal may grant so long as such requests comply with the Account Agreement and Applicable Law. Furthermore, Coastal may, in its sole discretion cancel, suspend or terminate (as appropriate) any Customer Account that so long as Coastal complies with the Account Agreement and Applicable Law. If reasonably determined to be necessary or advisable under Applicable Law, Coastal may, by written notice providing the reason therefor, direct Dave to cancel, suspend or terminate the provision of Coastal Services to a particular Customer, and Dave shall promptly cancel, suspend or terminate such Customer’s access to such Coastal Services as so directed and as permitted under Applicable Law, and Dave agrees to comply with such direction. Dave shall be responsible for all costs incurred by Dave or arising from the cancellation of any Customer Account. In the event Coastal unreasonably or in bad faith terminates any Customer Account or Card, Coastal shall remain responsible for and indemnify Dave for any Losses resulting from such unreasonable or bad faith termination.
Section 4.4
Program Policies and Procedures.
(a)
The Parties acknowledge and agree that Coastal will oversee and control the Program and Dave will administer the Program pursuant to policies and procedures as reasonably prescribed by Coastal from time to time and approved by Dave (such approval not to be unreasonably withheld, conditioned, or delayed), including as more specifically provided in this Section 4.4.
(b)
Dave and Coastal shall develop and Dave shall implement, policies and procedures to comply with all KYC, AML, and IDV rules and regulations applicable to the Customer Accounts under Applicable Law. Dave shall comply with all Applicable Law pertaining to KYC, AML and IDV in connection with the Program and maintain appropriate record-keeping relating to the foregoing. Such policies and procedures, which shall be in effect prior to enrolling any Customers in a Customer Account, are subject to prior review and approval by Coastal as set forth in Section 2.1. Any material changes to such policies or procedures must be approved in writing in advance by Coastal. If Coastal in its reasonable discretion determines that changes to such policies or procedures are necessary or advisable (including because such policies do not comply with Applicable

Law or to comport with the Risk Management Considerations ([**]), Coastal may propose modifications of such policies or procedures upon notice to Dave. Coastal shall deliver written notice to Dave with the amended policy or procedure attached thereto, together with the reason(s) why such amendment is required. The Parties shall discuss in good faith any additional revisions to such amendment, as applicable. [**] At all times during the Term and as may be required following termination in accordance with this Agreement and Applicable Law, Coastal shall have, and Dave shall ensure that Coastal has the ability to have, direct access to all CIP/KYC data and information that is implemented, monitored, used, handled, managed, or stored by Dave or any agreed upon Service Provider of Dave.
(c)
Prior to enrolling any Customers in a Customer Account, Dave shall develop, on Coastal’s behalf, and implement an identity theft prevention program (“IDTP”) designed to detect, prevent, and mitigate identity theft in connection with the Program. The IDTP shall be designed to comply with the provisions of 12 CFR 41.90-41.91 and the Interagency Guidelines on Identity Theft Detection, Prevention, and Mitigation set forth at Appendix J to 12 CFR Part 41. Dave shall submit the proposed IDTP to Coastal for its prior review and approval, which approval shall not be unreasonably delayed, conditioned or withheld. If Coastal in its reasonable discretion determines that changes to the IDTP are reasonably required to comply with any Applicable Law or the Risk Management Considerations, Coastal may modify the IDTP subject to Dave’s approval, which shall not be unreasonably withheld, conditioned, or delayed.
(d)
Dave shall develop, implement and maintain a comprehensive information security program designed to meet the objectives of the security and confidentiality guidelines of the federal banking agencies’ Interagency Guidelines Establishing Information Security Standards. Dave shall further develop and maintain a response program in accordance with the Interagency Guidance on Response Programs for Unauthorized Access to Customer Information and Customer Notice. For the avoidance of doubt, Dave is responsible under this paragraph for the acts and omissions of any third-party Service Provider it engages having access to Customer Information as though such acts and omissions were of Dave itself. If Coastal in its reasonable discretion determines that changes to the information security program are reasonably required to comply with any Applicable Law or to comport with the Risk Management Considerations ([**]), Coastal shall notify Dave of such determination. [**]
Section 4.5
Program Application.
(a)
Dave shall maintain a website (“Website”) and applications written for iOS, Android, and such other platforms as the Parties may mutually agree from time to time (collectively, the “Application”) for Customers and potential Customers. The Website shall be accessible by means of links from the website of Dave or its Affiliates, subject to Applicable Law, and the Application shall be accessible via compatible mobile devices. Dave shall ensure that any Privacy Notice specified by Coastal is clearly accessible on the Website and the Application.
(b)
The Application shall permit a Customer to (i) view such Customer’s Customer Account transaction and balance information and Account Statements, (ii)

initiate payments and withdrawals from the Customer Account via ACH transfer or other payment mechanism approved by the Parties, (iii) perform account maintenance (e.g., update address or telephone, update account cycle, etc.), (iv) contact customer service, and (v) other functions as determined by Dave and, to the extent affecting Customer interactions with Customer Accounts, approved by Coastal (such approval not to be unreasonably withheld, conditioned, or delayed). Any material changes to the Website or Application related to the Program shall be subject to Coastal’s prior approval; provided that purely aesthetic changes shall not be subject to Coastal’s prior approval; and provided further that Coastal shall review and notify its decision regard such changes within [**] of submission by Dave. Coastal may revoke any such approval upon written notice to Dave if Coastal believes such changes do not comply with Applicable Law or the Risk Management Considerations, provided that Coastal shall use good faith efforts to provide reasonably prompt notice of any revocation following its approvals; provided further, that Coastal’s shall limit such revocations to address a change in Applicable Law that results in the Website or any Application, as applicable, not remaining in compliance with Applicable Law or upon written or oral direction of any Governmental Body with supervisory authority over Coastal, the Website or any Application. Dave agrees that it will modify the Website or Application, as applicable, to conform to any such revocation within a commercially reasonable timeframe and on a prospective basis.
(c)
Dave represents, warrants and covenants during the Term (and the Transition Period) that the Application Services will be managed and administered by Dave (subject to Coastal’s obligations and rights under this Agreement, including Coastal’s rights with respect to any content relating to the Program).
Section 4.6
Non-Solicit. During the Term, neither Coastal nor its Affiliates shall use any Customer Account Data (including contact information) to market products or services unrelated to the Program to Customers, except for promotions which are directed to the general public at large (including mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements) or directed to Independent Bank Customers. Similarly, neither Party is required to affirmatively identify or otherwise exclude the other Party’s customers from any marketing or advertising made to the public generally.
Section 4.7
Dave Service Providers. Dave may outsource to, or otherwise subcontract with, third parties for the performance of any of Dave’s duties under this Agreement, subject to prior approval by Coastal in accordance with the Dave Vendor Management policy, approved by Coastal (each such party, a “Service Provider”). Dave shall remain responsible for all of its obligations to Coastal under this Agreement and shall remain fully liable to Coastal for any breach of this Agreement caused by such Service Providers. Dave shall bear sole responsibility for entering into all requisite contracts with such Service Providers for the performance of Dave’s duties and obligations under this Agreement. Coastal shall not be obligated to enter into any subcontractor agreements with and for Dave Service Providers. The activities of Service Providers, to the extent such activities are substantial and material to the Program, will be subject to Applicable Law and to the Coastal Vendor Management policy (and each such Service Provider will be deemed a “Material Service Provider”. Material Service Providers approved by Coastal to be used by Dave for certain services that are substantial and material to the Program shall be listed in Dave’s vendor assessment program and are set forth on Schedule 4.7. New Material Service

Providers that are in compliance with the Coastal Vendor Management Policy, Applicable Law and the Risk Management Considerations, must be submitted to Coastal for approval, such approval not to be unreasonably withheld, denied, or delayed. Any such request by Dave for approval of a Service Provider or Material Service Provider must include all relevant documentation and information as may be reasonably requested by Coastal in its sole discretion. Coastal will provide prompt notice to Dave of any material changes to the Coastal Vendor Management Policy; [**].
Section 4.8
Coastal Service Providers. Coastal may outsource to, or otherwise subcontract with, third parties for the performance of any of Coastal’s duties under this Agreement. Coastal shall remain responsible for all of its obligations to Dave under this Agreement and shall remain fully liable to Dave for any breach of this Agreement caused by such service providers. Coastal shall bear sole responsibility for entering into all requisite contracts with such service providers for the performance of Coastal’s duties and obligations under this Agreement,
Section 4.9
Good Standing. Each Party shall (i) keep in full effect and in good standing its corporate or other status in the jurisdictions where it operates and (ii) obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to enable it to perform its duties under this Agreement, except, in either case, where the failure to so qualify would not have a material adverse effect on the ability of such Party to perform its duties hereunder.
Section 4.10
Certain Notices.
(a)
Coastal agrees that Dave may accept notice of unauthorized activity from a Customer on behalf of Coastal, and notify each Customer that notification of unauthorized activity and any complaints regarding the Customer Account will be accepted by Dave.
(b)
To the extent permitted by Applicable Law, each Party shall promptly provide written notice to the other Party of any material adverse change in its business, properties, assets or conditions (financial or otherwise), including any tax deficiencies or other proceedings before Governmental Bodies that might reasonably be expected to materially and adversely impact such Party’s ability to fulfill its obligations under this Agreement.
(c)
Without limiting the generality of Section 4.10(b):
(i)
If Dave or any Service Provider receives notice of a Customer complaint from any Customer or potential Customer, or from any third party, including any Governmental Body or consumer protection or consumer advocacy agency, Dave shall, unless prohibited by Applicable Law, respond to such complaint pursuant to Dave’s Complaint Management Procedure. Dave shall provide Coastal with a summary of complaints received on a monthly basis, including the resolution of such complaints. The Parties shall cooperate as needed in the reasonable resolution of any such complaints. Dave shall promptly forward to Coastal any complaint from any Governmental Body or consumer protection or consumer advocacy agency and provide written documentation related thereto to

Coastal for review, investigation, and resolution pursuant to the Coastal approved Complaint Management Procedure.
(ii)
If Coastal receives notice of a Customer complaint from any Customer or potential Customer, or from any third party, including any Governmental Body or consumer protection or consumer advocacy agency, directly asserting a compliance or regulatory violation related to Dave’s participation in the Program, Coastal shall, unless prohibited by Applicable Law, promptly forward such complaint and any written documentation related to such complaint to Dave for review, investigation and resolution. Unless otherwise permitted by Dave, Coastal shall not respond to any complaining party on behalf of Dave. The Parties shall cooperate as needed in the reasonable resolution of any such complaints.
(iii)
Dave agrees to work with Coastal promptly and in good faith to resolve any and all regulatory complaints. Dave shall pay Coastal a processing fee for each Customer complaint received by Coastal which was filed with the Consumer Financial Protection Bureau, the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Washington Department of Financial Institutions or any other Governmental Body with supervisory authority over Coastal as set forth in Schedule 6.2.
(iv)
Pursuant to each Party’s policies, each Party shall promptly notify the other (unless prohibited by Applicable Law) of any Customer Account activities that it suspects may involve fraud, money laundering, terrorist financing or other impermissible actions. The Parties shall cooperate to perform all necessary and prudent security functions to minimize fraud in the Program, including for Fraud Losses.
(v)
Dave shall promptly notify Coastal of (i) any material breach or default by a Material Service Provider with respect to the Program and (ii) the termination of any Material Service Provider and the reasons therefore.
(d)
In the event of any Supervisory Objection, Coastal shall advise Dave in writing of such Supervisory Objection and share with Dave the relevant portions of any written documentation, to the extent not prohibited by Applicable Law. Following receipt of such Supervisory Objection, the Parties shall in good faith consult as to the appropriate action to be taken to address such Supervisory Objection. Dave shall take all actions deemed necessary by Coastal, in its commercially reasonable discretion, to address such Supervisory Objection in the manner and time period specified by Coastal.
(e)
Dave shall promptly notify Coastal at least [**] prior to the earlier to occur of (i) the public announcement of a pending Dave Change in Control, or i) the closing of a transaction constituting a Dave Change in Control
Section 4.11
Records and Reporting.

(a)
Each Party shall keep and maintain such records as are necessary for the implementation of such Party’s obligations under this Agreement and as may be reasonably necessary to satisfy the recordkeeping or reporting requirements of any Applicable Law.
(b)
Coastal recognizes that Dave is a wholly owned subsidiary of a publicly traded company and thus, its parent’s consolidated financial statements are made available through filings with the Securities Exchange Commission.
Section 4.12
Program Audit and Examination Rights.
(a)
Upon reasonable notice to Dave, Dave shall make available its facilities, personnel and records for examination or audit of operations, IT, compliance, and third-party oversight, (which shall be no more than once per calendar year unless Coastal reasonably believes the Dave is in material breach of its obligations and has given applicable notice of such breach as required by this Agreement), to a third-party auditor reasonably acceptable to Dave. All reasonable third-party audit-related costs may be passed through to Dave at the discretion of Coastal; provided that Dave has the right to request reasonable documentation from Coastal to verify third-party audit costs. It is Coastal’s intent that Dave would consult and coordinate with Coastal on the scope and frequency of any audits performed to satisfy regulatory and risk oversight responsibilities of Coastal while avoiding duplication of audits. If an audit finds a material deficiency in operations, compliance or IT security, a follow-up audit may be conducted pursuant to this Section 4.12 at any time and such original audit and any such follow-up audit shall be at Dave’s expense. Further, if it is inefficient to conduct one annual audit covering operations, IT, compliance, and third-party oversight due to (i) auditors’ lack of expertise or (ii) the scope of the audit being too large, the annual audit may be split into multiple audits each covering a different subject area. Any such audit will be conducted at mutually agreed upon times, upon reasonable prior written notice (no less than [**]), and in a manner designed to minimize any disruption of normal business activities; provided that in agreeing to times for the audit, Dave shall be reasonable in scheduling and shall not delay any audit for more than [**] from the date first proposed by Coastal, unless agreed upon by Coastal. Dave shall use commercially reasonable efforts to facilitate Coastal’s audit or review, including making reasonably available such personnel and vendors to assist Coastal and its representatives as reasonably requested. Dave shall also permit Coastal and its representatives to review and have access to (during normal business hours), including for audit purposes, and obtain copies (to the extent applicable) of the books and records relating to the Program. Dave shall deliver any document or instrument reasonably necessary for Coastal to obtain such records from any Person maintaining records for Dave. The Parties agree that the audit rights hereunder will be exercised during normal business hours. Notwithstanding any other provision of this paragraph (a), if Coastal reasonably determines based on Applicable Law or to comport with the Risk Management Considerations ([**]), that in addition to the foregoing audit obligations of the Parties, it is necessary or advisable for Coastal to fulfill Coastal’s regulatory oversight and diligence obligations under this Agreement for an external auditor to be engaged to review Dave’s operations under the Program, Dave and Coastal shall each be responsible for half the expenses of such audit.

(b)
In response to all material audit findings, regardless of the circumstances of any such audit, Dave shall create and submit a remediation plan to Coastal which shall identify all findings, and which shall provide a plan for remediation of such findings to Coastal’s satisfaction. Dave shall implement any such remedial measures set forth in the remediation plan, a within a reasonable timeframe as mutually determined by the Parties.
(c)
In addition to the audit rights provided in Section 4.12(a), unless prohibited by Applicable Law, each Party shall provide the other Party with a copy of an any final internal or final third-party audit report regarding operations, compliance (including, unless prohibited by Applicable Law, with respect to the Bank Secrecy Act and the USA PATRIOT Act), and excluding any audits required under the Sarbanes-Oxley Act, or IT as they relate to the Program, in the case of Dave, or the Coastal Services, in the case of Coastal; provided that neither Party shall be required to share with the other Party any regulatory examinations or related documents that such Party is prohibited under Applicable Law from sharing with the other Party.
(d)
The audit or examination rights of any Governmental Body shall not be subject to the restrictions in Section 4.12(a), and the Parties agree to cooperate with the examinations or reviews of any Governmental Body by using commercially reasonable efforts to facilitate the Governmental Body’s review or examination, including making reasonably available such Party’s personnel and vendors to assist such Governmental Body as reasonably requested, including access to (during normal business hours), and obtaining copies of the books, records and, if requested, systems relating to the Program, whether held by Dave or any of its Service Providers.
Section 4.13
Standard of Care. Each Party shall perform its obligations under this Agreement in good faith and in a manner consistent with industry best practices.
Section 4.14
Disaster Preparedness. Each Party shall prepare and maintain reasonable disaster recovery, business resumption and contingency plans that comply with Applicable Law and that are appropriate for the nature and scope of the Program, which plans shall be sufficient to enable the other Party to promptly resume the performance of its obligations hereunder in the event of a natural disaster, destruction of such Party’s facilities or operations, utility or communication failures or similar interruption in the operations of such Party or the operations of a third party which in turn materially and adversely affect the operations of such Party. Each Party shall make available to the other Party copies of all such disaster recovery, business resumption and contingency plans and shall promptly provide to the other Party copies of any changes thereto. Each Party agrees to cooperate with one another on any disaster recovery, business resumption and contingency plans involving the Program and, in connection therewith, each such Party shall periodically test such disaster recovery, business resumption and contingency plans as may be appropriate and prudent in light of the nature and scope of the activities and operations of such Party and its obligations hereunder and shall promptly provide the other Party with results of any such tests.
Section 4.15
Information Security.

(a)
Coastal shall comply with its privacy policy and Applicable Law in connection with the Program. Coastal acknowledges the importance of maintaining the security and integrity of Customer Information and agrees to take steps designed to prevent the unauthorized disclosure or use of the Customer Information, to prevent Customer Information from entering the public domain and to transmit, store and process Customer Information in accordance with Applicable Law. Coastal represents and warrants that it is familiar with the Interagency Guidelines Establishing Information Security Standards and agrees to implement and maintain appropriate security measures designed to meet the objectives of the Interagency Guidelines Establishing Information Security Standards. Coastal agrees to: (i) ensure the confidentiality and security of Customer Information; (ii) protect against any actual or reasonably anticipated threats or hazards to the security and integrity of Customer Information; (iii) protect against any Information Security Incident; and (iv) ensure the proper disposal of Customer Information ((i)-(iv), collectively, the “Information Security Safeguards”). Coastal’s information security program shall include, among other things, regular testing or otherwise monitoring of the effectiveness of Coastal’s Information Security Safeguards. Coastal shall not materially reduce the protections provided by Coastal’s information security program during the Term.
(b)
Dave shall comply with its privacy policy and Applicable Law in connection with the Program. Dave acknowledges the importance of maintaining the security and integrity of Customer Information and agrees to take steps designed to prevent the unauthorized disclosure or use of the Customer Information, to prevent Customer Information from entering the public domain and to transmit, store and process Customer Information in accordance with Applicable Law. Dave represents and warrants that it is familiar with the Interagency Guidelines Establishing Information Security Standards and agrees to implement and maintain appropriate security measures designed to meet the objectives of such guidelines. Dave agrees to implement the Information Security Safeguards and notify Coastal promptly following any Information Security Incident, including any such Information Security Incident involving Dave’s systems or personnel. Dave’s information security program shall include, among other things, regular testing or otherwise monitoring of the effectiveness of Dave’s Information Security Safeguards, including penetration testing and vulnerability scans. Dave shall not materially reduce the protections provided by Dave’s information security program during the Term.
(c)
In the event a Party reasonably believes an Information Security Incident has occurred in respect of such Party’s systems or personnel and reasonably believes that such Information Security Incident has compromised Customer Information, such Party shall: (i) promptly initiate response measures designed to identify the nature and scope of the incident, and (ii) notify the other Party’s designated security officer (or other contact as designated by each Party) as soon as practicable, but no event later than forty-eight (48) hours after discovery of an Information Security Incident, subject to any law enforcement investigation. Such notice shall summarize in reasonable detail the effect on the other Party and its Customers, if known, of the Information Security Incident and the corrective action taken or to be taken by such Party. Such notice shall be timely supplemented to the level of detail reasonably requested by the other Party. The Party that has incurred the Information Security Incident shall promptly take all necessary corrective actions (at its sole cost and expense) and shall cooperate with the other Party and all reasonable and lawful efforts to mitigate and remediate the effects of such Information Security Incident. Such Party will provide regular updates to the other Party of its efforts to correct such Information Security Incident. The Parties shall cooperate in good faith to address any suspected fraud or security threat and with respect to any litigation and/or investigation by or against third parties in connection with the foregoing or any Information Security Incident.
(d)
Each Party shall obligate, by written agreement, its service providers who have access to Customer Information to adhere to such Party’s policies and practices implementing the foregoing obligations.
(e)
In the event that there are changes in Applicable Law that would reasonably require, in a Party’s discretion, an amendment to this Section 4.15 in order to comply with Applicable Law or comport with the Risk Management Considerations as it relates to information security and/or cyber security, the Parties agree to work in good faith to amend this Section 4.15 and any related provisions accordingly.
(f)
Where an Information Security Incident arises due to a Party’s acts or omissions, services (including, in the case of Dave, the Application Services), systems, or employees, agents, contractors, or service providers, such Party will reimburse the other Party on demand for all Incident Costs incurred by the other Party arising out of or in connection with such Information Security Incident.
Section 4.16
Media Releases. All media releases, public announcements and public disclosures by either Party, or their Affiliates, representatives, employees or agents, that specifically mention the other Party, but not including (i) any disclosure required by Applicable Law or accounting requirements beyond the reasonable control of the releasing Party; or (ii) any reference to Coastal as Dave’s bank sponsor, shall be coordinated with and approved by the other Party in writing prior to the release thereof. Specifically, each Party shall provide the other Party with at least [**] to review any media releases, public announcements or public disclosures specifically mentioning the other Party, unless a different timeframe is mutually agreed to. If the receiving Party does not respond within [**] after receipt of such materials, the materials will be deemed to have been approved. Subject to Section 2.2, media releases, public announcements and public disclosures by Dave with regard to Dave or the Program generally, without specifically referring to this Agreement or Coastal, shall not require coordination with or approval by Coastal, but Dave agrees, to the extent practical, to provide Coastal advance notice of all media releases, public announcements and public disclosures related to the Program. Media releases, public announcements and public disclosures by either Party that are required by a Governmental Body or Applicable Law shall not require coordination with or approval by the other Party. Notwithstanding anything to the contrary in this Section 4.16, the other Party’s approval shall not be required for (A) any descriptions of the Program that have been pre-approved for future use by such other Party; or (B) any description of the Program in filings with the Securities Exchange Commission.
Section 4.17
Relationships. Dave maintains a relationship with each Customer, and such relationship with Dave is independent of any relationship created by Coastal’s provision of the Coastal Services to such Customer under this Agreement. To the extent permitted by Applicable

Law and not otherwise prohibited hereunder, Dave may engage in additional transactions with Customers, offer other products or services to Customers, or otherwise develop or modify Dave’s relationship with Customers.
Section 4.18
Program Team.
(a)
No later than [**] after the Effective Date, the Parties shall establish a joint team (the “Program Team”) to coordinate the provision by Coastal of services to Dave pursuant to this Agreement, and to serve as a forum for regular communication between the Parties with regard to the Program. Coastal and Dave shall endeavor to provide stability and continuity in the Program Team and each Party’s other Program personnel. The Program Team shall meet as agreed by the Parties, a minimum of at least bi-weekly or, as the Parties deem necessary or appropriate.
(b)
Dave shall designate at least one employee as its lead contact member of the Program Team (the “Dave Designated Program Team Member”). The initial Dave Designated Program Team Member shall be the individual set forth on Schedule 4.18(b). Dave shall have the right, at any time, to appoint a new Dave Designated Program Team Member in lieu of the foregoing Person.
(c)
Coastal shall designate at least one employee as its lead contact member of the Program Team (the “Coastal Designated Program Team Member”). The initial Coastal Designated Program Team Member shall be the individual set forth on Schedule 4.18(c). Coastal shall have the right, at any time, to appoint a new Coastal Designated Program Team Member in lieu of the foregoing Person.
Section 4.19
Dispute Resolution. In the event that any dispute arises with respect to this Agreement or the services to be provided by Dave and Coastal hereunder, the members of the Program Team shall cooperate in good faith to resolve the dispute within [**] of the date on which the Program Team was first notified of such dispute. In the event such dispute is not resolved by members of the Program Team within such [**] period, each Party shall refer such dispute for resolution to a Vice President or above, who shall in good faith use commercially reasonable efforts to resolve such dispute within [**] following the date that each of such individuals are notified of such dispute. In the event such dispute is not resolved by the Parties within such [**] period, such dispute shall be addressed pursuant to the provisions hereof. For clarity, any and all negotiations between the Parties shall be performed in good faith with the shared goal of reaching a mutually agreeable solution. [**] Each Party agrees to continue performing its obligations under this Agreement during the attempted resolution of any such dispute, unless this Agreement is otherwise terminated and such Party is relieved of any further obligation to perform.
Section 4.20
Systems.
(a)
Dave and Coastal shall work together to develop a system for transmitting data and reports to each other in accordance with the requirements of this Agreement. The Parties shall mutually agree upon the system that will be used and shall develop a plan to implement such system as soon as practicable following the Effective Date. Except as otherwise provided in this Section 4.20, each Party shall bear all out-of-pocket costs and expenses that it incurs associated with such data transmission system, including all network, interfacing, implementation, telecommunications, electronics, hardware, software and maintenance costs, both initially and ongoing throughout the Term.
(b)
Immediately following the Effective Date, the Parties shall identify the initial systems interfaces required to be sustained between Dave and Coastal, including the systems interfaces required to pass data between the Parties. The Parties shall maintain these initial interfaces, as well as any additional interfaces defined in the future, and cooperate in good faith with each other in connection with any modifications and enhancements to such interfaces as may be requested by either Party from time to time. The Parties shall maintain such systems interfaces so that the operation of Coastal’s existing systems is no less functional than prior to the Effective Date. Dave agrees to provide sufficient personnel to support the systems interfaces required to be sustained between Coastal and Dave. Except as otherwise provided in this Section 4.20, each Party shall pay all out-of-pocket costs and expenses that it incurs associated with providing, maintaining, modifying and enhancing the systems interfaces. At termination, the Parties, at their own expense, shall terminate applicable interfaces at a mutually agreed-upon time. All requests for new interfaces, modifications or enhancements to existing interfaces or termination of existing interfaces shall be approved by both Parties. Upon approval, the Parties shall work in good faith to establish the requested interfaces or modify, enhance or terminate the existing interfaces, as applicable, on a timely basis.
(c)
Notwithstanding any other provision of this Section 4.20, to the extent Coastal incurs out-of-pocket costs or expenses that are specific to the system and system interfaces that are specifically required by Dave to be utilized with respect to, and used solely for, the Program (including, but not limited to, hardware, software and maintenance, telecommunications and personnel), which are not otherwise specifically provided for in the terms of this Agreement, whether initially or during the Term of the Agreement, Dave shall pay, upon Coastal’s request, such costs or expenses as are documented by Coastal as specific to the Program; provided that Dave shall only be responsible for paying for Coastal’s out-of-pocket costs or expenses associated with the minimum system-related enhancements required to support the Program, as determined in Coastal’s reasonable discretion, and shall not be responsible for paying for any additional or premium enhancements. Upon Dave’s request, Coastal shall provide reasonable documentation to verify Coastal’s out-of-pocket costs or expenses.
Section 4.21
General Covenants of Dave. Dave makes the following covenants to Coastal, each and all of which shall survive the execution and delivery of this Agreement:
(a)
Dave shall preserve and keep in full force and effect its corporate existence, other than in the event of a Change in Control, merger or consolidation in which Dave is not the surviving entity.
(b)
To the extent permitted under Applicable Law relating to information sharing, Dave promptly shall notify Coastal in writing if it receives, during the Term, written notice of any litigation that, if adversely determined, would have a material and adverse effect on the Program, the Customer Accounts in the aggregate or Dave’s ability to perform its obligations hereunder.
(c)
Except as otherwise specified herein, Dave shall enforce its rights against third parties to the extent that a failure to enforce such rights could reasonably be expected to materially and adversely affect the Program, the Customer Accounts in the aggregate or Dave’s ability to perform its obligations hereunder. Dave shall not enter into any agreement which, at the time such agreement is executed, could reasonably be expected to have a material and adverse effect on the Program, the Customer Accounts in the aggregate or Dave’s ability to perform its obligations hereunder.
(d)
Dave will provide Coastal with a PDF e-mail notice specifying the nature of any Event of Default where Dave is the defaulting party or any event which, with the giving of notice or passage of time or both, would constitute an Event of Default by Dave or any development or other information which is likely to have a material and adverse effect on the Program, the Customer Accounts in the aggregate or Dave’s ability to perform its obligations pursuant to this Agreement. Notices pursuant to this Section 4.21(d) shall be provided within [**] after existence of such Event of Default.
(e)
Dave shall at all times during the Term (and the Transition Period) comply in all material respects with Applicable Law in connection with its performance under this Agreement, the operating policies and procedures set forth on Schedule 2.1(d), and the Coastal Rules; provided that the Coastal Rules and any changes thereto, are timely provided to Dave with sufficient time for Dave to comply.
(f)
Dave shall keep adequate records and books of account with respect to the Customer Accounts in which proper entries, reflecting all of Dave’s financial transactions relating to the Program, are made in accordance with GAAP. Dave shall keep adequate records and books of account with respect to its activities, in which proper entries reflecting all of Dave’s financial transactions are made in accordance with GAAP. All of Dave’s records, files and books of account shall be in all material respects complete and correct and shall be maintained in accordance with good business practice and Applicable Law.
(g)
Dave shall at all times during the Term (and the Transition Period) remain qualified to do business in all jurisdictions necessary to service the Customer Accounts in accordance with all Applicable Laws, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Dave’s to perform its obligations under this Agreement or on the Program.
(h)
Exclusivity on Program. Coastal shall be Dave’s sole and exclusive provider of the Program features contemplated by this Agreement for new customers added once Dave has completed beta launch and is enrolling 100% of new customers in the Program (the “Full Public Launch”) and through the remainder of the Term. For clarity, the Parties recognize that (i) Dave is transitioning existing customers to Coastal, and that to the extent that such existing customers have accounts at a prior bank prior to the transition to Coastal, this lack of exclusivity shall not be deemed a violation or breach of this provision, and (ii) Dave shall not engage any other new bank partner to provide

Program features during any period between the Effective Date and Full Public Launch. [**] Dave will have completed the migration of all existing customers to Coastal no later than 24 months following the Full Public Launch date. If Coastal has the ability to support additional future products and features offered by Dave, said products and features may be added to the Program by agreement between the Parties with reasonable adjustments to Exhibit A and Schedule 6.2 of the Program Agreement. Dave will have the option to retain a functional/hot backup bank for the Products. Dave’s exclusivity commitment will be removed if Coastal experiences any triggering events (each a “Triggering Event”). In addition, Triggering Events will impact the minimum monthly fee as set forth in this Section 4.21(h). Triggering Events include: [**]
(i)
At all times during the Term (and the Transition Period), each Party will maintain in full force and in effect, with financially sound and reputable insurers, comprehensive general liability insurance, commercial crime insurance, electronic data processing errors and omissions insurance, cyber liability insurance, and directors and officers liability insurance, each with policy limits that are reasonably specified by the other Party(with reference to ABA benchmark survey for coverages at financial institutions with a size similar to the Program). On an annual basis, each Party will review its insurance coverage with the other Party, and the other Party may determine, in its reasonable discretion, whether any additional insurance coverage is required. Upon a Party’s request, the other Party shall provide customary certificate(s) from the insurer(s) that evidence such insurance coverages. The Parties further acknowledge and agree that the insurance coverage disclosed by each Party to the other during the diligence period prior to execution of this Agreement is currently sufficient.
(j)
At all times during the Term (and the Transition Period), Dave shall adhere to and comply with Section 19 of the Federal Deposit Insurance (FDI) Act (12 U.S.C. 1829) and shall refrain from employing individuals convicted of certain crimes, or allowing individuals convicted of certain crimes to participate in the affairs of Dave, in accordance with Section 19 of the Federal Deposit Insurance (FDI) Act (12 U.S.C. 1829). The Parties acknowledge and agree that Dave’s employment screening program, as disclosed in diligence to Coastal prior to the Effective Date, meets this requirement.
Section 4.22
General Covenants of Coastal. Coastal makes the following covenants to Dave, each and all of which shall survive the execution and delivery of this Agreement:
(a)
Coastal shall preserve and keep in full force and effect its corporate existence other than in the event of a Change in Control, merger or consolidation in which Coastal is not the surviving entity.
(b)
To the extent permitted under Applicable Law relating to information sharing, Coastal promptly shall notify Dave in writing if it receives written notice of any litigation or investigation by a Governmental Body that, if adversely determined, would have a material and adverse effect on the Program, the Customer Accounts in the aggregate or Coastal’s ability to perform its obligations hereunder.

(c)
Coastal shall not enter into any agreement which, at the time such agreement is executed, could reasonably be expected to have a material and adverse effect on the Program, the Customer Accounts in the aggregate or Coastal’s ability to perform its obligations hereunder.
(d)
Coastal shall provide Dave with a telephonic or PDF e-mail notice specifying the nature of any Event of Default by Coastal or any event which, with the giving of notice or passage of time or both, would constitute an Event of Default by Coastal, or any development or other information which is likely to have a material and adverse effect on the Program, the Customer Accounts in the aggregate or Coastal’s ability to perform its obligations pursuant to this Agreement. Notice pursuant to this Section 4.22(d) shall be provided within [**] of Coastal’s knowledge of such Event of Default.
(e)
Coastal shall at all times during the Term (and the Transition Period) comply in all material respects with Applicable Law in connection with its performance under this Agreement and with respect to the Program.
(f)
Coastal will maintain in full force and in effect, with financially sound and reputable insurers, liability insurance, including cyber insurance, with policy limits that are at or above the ABA benchmark survey for coverages at similar sized financial institutions. Policy limits can be below benchmark survey levels upon mutual agreement of both Parties. Upon Dave’s request, Coastal shall provide customary certificate(s) from the insurer(s) that evidence such insurance coverages.
(g)
Subject to Dave maintaining the requisite records that allow for pass-through deposit insurance coverage (pursuant to Section 7.6(a)), Coastal shall be responsible for ensuring that deposits in the Customer Accounts will be insured by the FDIC in accordance with the Federal Deposit Insurance Act, including maintaining proper account titling for such Customer Accounts, and Coastal will timely pay to the FDIC all insurance assessments imposed by the FDIC.
(h)
Coastal shall perform its obligations hereunder (including the Coastal Services) in a professional and workmanlike manner, in accordance with generally-accepted banking industry best practices, and in compliance with Applicable Law.
Section 4.23
Coastal’s Backup Servicer. Concurrent with execution of a receivables sale agreement governing Dave’s purchase of Credit Card receivables from Coastal referenced in Section 7.3(a), Dave shall identify a backup servicer (subject to Coastal’s third-party risk management procedures) to assume the role of successor servicer of the Credit Card Accounts in the event that Dave is materially unable to perform its obligations after written notice from Coastal and a [**] opportunity to cure such failure. Coastal agrees to cooperate with Dave’s lender(s) to determine a mutually satisfactory backup servicer. In the event that a backup servicer is necessary, Coastal may elect to outsource to or otherwise subcontract with such backup servicer. In such event, Coastal’s backup servicer shall provide all services reasonably necessary to service the Cards and Customer Accounts, and Dave covenants and agrees to presently provide all necessary access and all information, documentation, data, and other items reasonably necessary to Coastal and/or the backup servicer such that the backup servicer may begin servicing the Cards and

Customer Accounts as promptly as practical upon delivery of written notice to Dave of Coastal’s intention to transfer servicing to its backup servicer.
Section 4.24
Model Risk Management. Coastal shall approve and review models used by Dave in the Program in accordance with Dave’s Model Risk Management policy, approved by Coastal. Coastal approval and reviews shall include governance of any models under the applicable model risk management requirements of Governmental Bodies or other regulatory authorities with supervisory authority over Coastal or Dave.
Article 5.

License Agreement
Section 5.1
Coastal Marks and Content. Coastal hereby grants to Dave a limited, non-exclusive, non-transferable, non-sub-licensable, royalty-free license to use, reproduce and display the trademarks, service marks, domain names, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof identified in Schedule 5.1 hereto (collectively, the “Coastal Marks”), telephone numbers and e-mail addresses (together with the Coastal Marks, the “Coastal Content”) solely in connection with the activities undertaken pursuant to this Agreement. Dave shall not use the Coastal Content in any way that might result in confusion as to the separate and distinct identities of Coastal and Dave. Dave shall not use the Coastal Marks without Coastal’s written approval except as otherwise set forth in this Agreement. Dave acknowledges and agrees that all patent, copyright, trademark and other intellectual property and proprietary rights of Coastal, including the Coastal Content and any goodwill which accrues because of Dave’s use of the Coastal Content, are and shall remain the sole and exclusive property of Coastal. Upon the termination of this Agreement, the license granted to Dave in the Coastal Content shall immediately and automatically terminate and Dave shall immediately cease and desist all new use of the Coastal Content; provided that any then-existing use of such Coastal Content in connection with any Program-related materials shall be permitted until [**] after the date of termination of this Agreement. Dave further agrees not to contest or take any action, whether during or following the Term, in opposition to any trademark, service mark, trade name, logo or other commercial symbol of Coastal or its Affiliates or to use, employ or attempt to register any mark or trade name which is similar to any mark or trade name of Coastal or its Affiliates.
Section 5.2
Dave Marks and Content. Dave hereby grants to Coastal a limited, nonexclusive, non-transferable, non-sub-licensable, royalty-free license to use, reproduce and display the trademarks, service marks, domain names, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof identified in Schedule 5.2 hereto (collectively, the “Dave Marks”), telephone numbers and email addresses (together with the Dave Marks, the “Dave Content”) solely to the extent necessary for Coastal to exercise, perform and comply with its rights and obligations under this Agreement and in connection with the activities undertaken pursuant to this Agreement. Coastal shall not use the Dave Content in any way that might result in confusion as to the separate and distinct identities of

Coastal and Dave. Coastal shall not use the Dave Content without Dave’s written approval; provided that Coastal may include Dave Content in its investor presentations and on its website without Dave’s written approval. Coastal acknowledges and agrees that all patent, copyright, trademark and other intellectual property and proprietary rights of Dave, including the Dave Content and any goodwill which accrues because of Coastal’s use of the Dave Content, are and shall remain the sole and exclusive property of Dave. Upon the termination of this Agreement, the license granted to Coastal in the Dave Content shall immediately and automatically terminate and Coastal shall immediately cease and desist all new use of the Dave Content; provided that any then-existing use of such Dave Content in connection with any Program-related materials shall be permitted until [**] after the date of termination of this Agreement. Coastal further agrees not to contest or take any action, whether during or following the Term, in opposition to any trademark, service mark, trade name, logo or other commercial symbol of Dave or its Affiliates or to use, employ or attempt to register any mark or trade name which is similar to any mark or trade name of Dave or its Affiliates.
Section 5.3
No Joint Intellectual Property. The Parties shall not be obligated to jointly develop any technology in connection with this Agreement and shall use best efforts not to do so. If the Parties, in their sole discretion, determine to jointly develop any technology or intellectual property, the Parties shall first enter into a separate and binding written agreement confirming the scope of such joint development efforts and the respective rights of the Parties in any jointly developed technology, including ownership of the intellectual property and proprietary rights in any such jointly developed technology including any ideas, technology, designs, know-how, methods or processes jointly developed. For the avoidance of doubt, in connection with this Agreement neither Party grants to the other Party any rights or licenses, expressed or implied, relating to such Party’s own technology or intellectual property unless otherwise specifically set forth in a written agreement between the Parties.
Article 6.

Fees, Revenues, Gains, Costs, Expenses and Losses
Section 6.1
Direct Operating Costs. Dave agrees to pay direct costs to operate the Dave Program including but not limited to: Fed charges, BSA cases, alerts, and Enhanced Due Diligence cases, credit bureau reporting (if processed by Coastal [**] will be assessed), ATM fees, required audit/regulatory fees and card issuer, transaction monitoring fees, network, and processing fees. Dave also agrees to cover all reasonable costs for any vendor engaged by Coastal which has been approved in advance in writing by Dave, such approval not to be unreasonably withheld, conditioned, or delayed, for implementation and operation of the Program or for compliance with Applicable Law, the policies and procedures of Coastal to ensure the continued safety and soundness of Coastal, or considerations as identified by the enterprise risk management policies and procedures of Coastal relating to credit risk, safety and soundness, reputational risk, litigation risk, and regulatory risk. Coastal will exercise its best efforts to limit vendor costs engaged by Coastal related to the Program. Dave shall only be responsible for covering vendor costs that accrue at least [**] after Coastal notifies Dave in writing of Coastal’s engagement with such vendor. All passthrough costs will be limited to the actual costs Coastal incurs from third parties (including volume discounts) with no markup. All passthrough costs must be directly associated with the Dave program. Dave will have the right to request reasonable information to confirm all third party invoices related to passthrough costs. Dave and Coastal further agree that Dave agrees to pay Coastal’s vendor costs relating to KYC/AML/BSA up to [**] per calendar month, provided that Dave and Coastal agree to each pay [**] of Coastal’s vendor costs relating to KYC/AML/BSA in excess of [**] per calendar month. KYC/AML/BSA costs include transaction monitoring L2 cases & enhanced due diligence. KYC/AML/BSA costs do not include transaction monitoring L1 alerts; Coastal will not pass through any fees related to transaction monitoring L1 alerts. Dave and Coastal further agree that this base limit of [**] shall increase annually (but shall not decrease) in proportion to the increase in the number of Active Customers of the Program. As an example, if the number of Active Customers of the Program increases from [**], this base limit of [**] shall increase to [**]. For purposes of passthrough costs, “Active Customers of the Program” means any Customer with a balance changing transaction in a calendar month.
Section 6.2
Program Revenues and Fees.
(a)
Each Party will be entitled to and responsible for those fees and charges set forth on Schedule 6.2 hereof. Schedule 6.2 may be updated from time to time by written agreement of the Parties.
(b)
The Parties agree to structure payments of interest and fees in compliance with Applicable Law and FDIC guidance in order to ensure applicability of FDIC pass-through insurance coverage. If Coastal, in its reasonable discretion, determines that an amendment is required to this Agreement in order to comply with Applicable Law or FDIC guidance as it relates to FDIC pass-through insurance coverage and the structure of payment and fees in existence under the Program, or that an additional policy or procedure is required or advisable in order to comply with Applicable Law or such FDIC guidance, Coastal shall deliver written notice to Dave with the amendment or amended document attached thereto, together with the reason(s) why such amendment is required, and the Parties shall meet to discuss and to implement a mutually agreeable amendment.
Section 6.3
Other Costs and Expenses; Payments. Except as otherwise specifically provided herein, the Parties shall each be responsible for their own costs and expenses. For convenience, fees payable under Section 6.1 and Section 6.2 may be netted against the Operating Account, as provided in Section 7.2.
Article 7.

Program Operation
Section 7.1
Program Overview. Dave offers to Customers and potential Customers the opportunity to establish Deposit and Credit Accounts that are held by and originated by Coastal and which Dave provides services in accordance with this Agreement. Coastal may also hold funds deposited into Customer Accounts in one or more Omnibus Accounts for the benefit of Customers.
Section 7.2
Operating Account. Dave shall maintain an operating account (“Operating Account”) at Coastal with a minimum daily balance of [**]. Following the end of each month, Dave shall pay Coastal from the Operating Account based on an invoice for the fees and reimbursable expenses owed to Coastal and Coastal shall submit to Dave appropriate documentation evidencing all reimbursable expenses incurred or paid in the prior month. Any dispute with respect to reimbursable amounts shall be resolved in accordance with the procedures set forth in Section 4.19. The Operating Account shall bear interest at a rate equal to [**].
Section 7.3
Coastal Balance Sheet.
(a)
Credit Card Balance Sheet Capacity. At all times during the Term, Coastal shall maintain on its balance sheet all outstanding Credit Card receivables in connection with the Program for [**] (the “Credit Card Seasoning Period”); provided that Coastal shall maintain on its balance sheet up to and no more than [**] of such outstanding Credit Card receivables. The Parties agree that Dave shall purchase all Credit Card receivables in connection with the Program on [**]; provided however, that at all times during the Term, Coastal will maintain the option at its sole discretion to maintain [**] of the Credit Card Program outstanding balances on its balance sheet. To facilitate such sales to Dave, the Parties agree that they will engage in good faith negotiations and use commercially reasonable efforts to finalize and execute a receivables sale agreement no later than the date that a Credit Card is made available to a person who is not an employee of Dave or a family member of a Dave employee. The receivables sale agreement will provide that Coastal may refuse Dave’s offer to purchase receivables in any Customer Account if the designation of such Customer Account as available for receivables purchases under the receivables purchase agreement is reasonably likely to violate Applicable Law, including pursuant to Section 7.4(a) hereof.
(b)
Extra Cash Balance Sheet Capacity. At all times during the Term, Coastal shall maintain on its balance sheet all outstanding ExtraCash receivables in connection with the Program for [**] (the “ExtraCash Seasoning Period”); provided that Coastal shall maintain on its balance sheet up to and no more than [**] of such outstanding ExtraCash receivables. Dave shall purchase outstanding ExraCash receivables, at Dave’s election, either (i) [**] or (ii) [**], provided that Dave provides reasonable written notice of such election to Coastal sufficient for Coastal to facilitate the sale of such outstanding ExtraCash receivable on the elected date. Dave may only purchase receivables from Coastal on business days. Dave will purchase the receivables off of Coastal’s balance sheet; provided, however, that at all times during the Term, Coastal will maintain the option at its sole discretion to maintain [**] of the ExtraCash Program outstanding balances on its balance sheet. To facilitate such sales to Dave, the Parties agree that they will engage in good faith negotiations and use commercially reasonable efforts to finalize and execute a receivables sale agreement no later than the date that an ExtraCash Account is made available to a person who is not an employee of Dave or a family member of a Dave employee. The receivables sale agreement will provide that Coastal may refuse Dave’s offer to purchase receivables in any Customer Account if the designation of such Customer Account as available for receivables purchases under the receivables purchase agreement is reasonably likely to violate Applicable Law, including pursuant to Section 7.4(b) hereof.
(c)
Should Coastal decide to maintain [**] of Credit Card or ExtraCash Program outstanding balances on its balance sheet, the Parties will work in good faith to develop the terms of such retention including servicing and other obligations of the Parties.
Section 7.4
Cash Collateral Account.

(a)
[**] With respect to Credit Losses, Dave shall fund the Cash Collateral Account as defined and set forth in the following subsection (b) in order to secure Coastal against Dave’s potential liability for Credit Losses under the Program. [**] Coastal may elect to reimburse for such Fraud Losses from the Cash Collateral Account upon notice (but not prior demand) to Dave. In the event that Coastal does not elect to reimburse for Fraud Losses from the Cash Collateral Account, Coastal shall provide notice to Dave of the amount of any Fraud Losses owed to Coastal, and Dave shall, in its sole discretion, either make payment directly to Coastal by ACH or wire transfer, or authorize Coastal to debit the amount by ledger transfer from the Operating Account; provided that Dave must maintain the Operating Account as required in Section 7.2. Coastal may not debit the amount of any Fraud Losses from the Operating Account without Dave’s express authorization, and Coastal shall notify Dave regarding Coastal’s debit from the Cash Collateral Account consistent with Coastal’s rights to the Cash Collateral Account as provided in this Section 7.4. Past due receivables will be put on non-accrual status on the [**] and charged off in compliance with the charge-off policy and procedure as set forth in Schedule 2.1(d). Dave shall charge off all Fraud Losses promptly upon discovery by either Party, but in no event later than [**] following the date that the fraudulent activity has occurred. For the avoidance of doubt, with respect to any Program receivables held on Coastal’s balance sheet which are charged off and for which Dave has indemnified Coastal for the corresponding Fraud Losses or Credit Losses, Dave shall be entitled to receive all amounts recovered from such Program receivables subsequent to the respective charge-off date. Notwithstanding the foregoing, Coastal shall remain responsible for any Fraud Losses arising out of Coastal’s negligence, fraud or willful misconduct.
(b)
Agreed Percentage. To secure Coastal against Dave’s potential liability for Credit Losses and Fraud Losses as set forth in Section 7.4(a) above, Dave shall establish and maintain a deposit account (as defined in the Uniform Commercial Code) at Coastal in Dave’s name (the “Cash Collateral Account”) and, as further provided in Section 7.4(c), Dave each month shall fund the Cash Collateral Account in an amount equal to the sum of: [**]. The funds in the Cash Collateral Account shall be available to Coastal to apply, with prior notice (but not prior demand) to Dave, to any and all Credit Losses and (upon Coastal’s election as set forth in Section 7.4(a)), Fraud Losses. The Cash Collateral Account shall be funded by such amount on [**]. If there is any shortfall, Coastal shall notify Dave and Dave shall pay Coastal the amount of any such shortfall within [**]. Dave shall be liable for any deficiency if the funds in the Cash Collateral Account (together with any other Collateral) are insufficient to pay Coastal as set forth in Section 7.4(a). In addition, Dave will earn interest on the Cash Collateral Account equal to [**]. In the receivables sale agreement between the Parties, the Parties shall negotiate the terms (including any triggering threshold of Credit Card Receivables) of a different waterfall or other commercially reasonable security to secure Coastal against Dave’s potential liability for Credit Losses and Fraud Losses.
(c)
Security Interest. Dave shall grant to Coastal a present and first continuing first-position security interest in (i) the Cash Collateral Account; (ii) all contract right, claims and privileges in respect of the Cash Collateral Account; and (iii) all cash and other items of value paid, deposited, credited or held to or in the Cash Collateral Account or otherwise in the possession or under the control of, or in transit to, Coastal for deposit or credit to the Cash Collateral Account and all proceeds of the foregoing. Dave hereby acknowledges and agrees that it does not and shall not object to or contest Coastal’s security interest in the Cash Collateral Account and that it shall refrain from granting a security interest on the Cash Collateral Account or any of the funds to be deposited therein to any Person other than Coastal. Unless otherwise specified, all terms used in this Section 7.4(c) (whether or not capitalized) that are defined in the Uniform Commercial Code and not defined in this Agreement have the meanings specified in the Uniform Commercial Code; however, if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, the term has the meaning specified in Article 9.
(d)
Necessary Actions. Dave shall, if requested by Coastal in writing, take such further reasonable actions, and execute and/or deliver to Coastal such additional documents, financing statements, amendments, assignments, agreements, supplements, powers and instruments, as Coastal may deem reasonably necessary or appropriate to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Collateral as provided in Section 7.4(c) and the rights and interests granted to Coastal under this Agreement, and enable Coastal to exercise and enforce its rights, powers and remedies under this Agreement with respect to any Collateral.
(e)
Coastal’s Right to Pause. Coastal may, but shall not be obligated to, with written notice to Dave and a [**] opportunity to cure, pause the offering of new Customer Accounts under the Program in the instance that Dave fails to (a) deliver payments to Coastal in accordance with Section 7.4, (b) fully reimburse Coastal for Credit Losses or Fraud Losses, (c) reasonably respond to any Coastal directive within a commercially reasonable timeframe given by Coastal and required in order for Coastal to comply with Applicable Law or a direction from a Governmental Body, including any directive given as set forth in Exhibit C, or (d) if the total amount of past due credits in connection with the Program exceeds the amount of funds then-held in the Cash Collateral Account. For clarity, any election by Coastal to exercise its right to pause the offering of new Customer Accounts under this paragraph shall not constitute a waiver of any other provision, right, or remedy by Coastal under this Agreement.
Section 7.5
Customer Funds.
(a)
Customer funds held in an Omnibus Account shall be aggregated for purposes of FDIC deposit insurance, subject to the per depositor maximum deposit insurance amount limits for each Customer and subject to Section 7.6(a). The Parties recognize that all money deposited into the Omnibus Account belongs to Customers and will be kept separate from all other accounts maintained by Coastal for Dave; and neither Party will subject the monies in the Omnibus Account to any right, charge, security interest, lien or claim of any kind against either Party in favor of any Person.
(i)
It is understood that Coastal has the ability to sweep [**] of the funds in the Customer Accounts to other insured depository institutions (“Sweep Program”). In the event that Program deposits exceed [**], the Parties may mutually agree in writing to implement a Sweep Program and agree in writing on the controls to be established by both Parties to ensure that the Customer Accounts subject to the Sweep Program will be eligible for FDIC pass-through deposit insurance. Exhibit A will be amended to reflect such Sweep Program.
Section 7.6
Books and Records Concerning the Program.
(a)
Dave will maintain, in good faith and in the regular course of business, and in accordance with applicable published requirements of the FDIC (including, without limitation, FDIC requirements for pass-through deposit insurance coverage), books and records setting forth the daily balance and accrued interest for each Customer and identifying with respect to such Customer’s beneficial interest in the Omnibus Account the name, address and social security or tax identification number of the Customer and any representative capacity in which the Customer may be acting. Dave shall provide reconciliation reporting each Business Day to Coastal for Coastal’s review and approval. Dave shall maintain such documentation in a form to permit it to provide Coastal or the FDIC as receiver or conservator of Coastal with a report on a daily basis.
(b)
Dave shall maintain, for each Customer, records of that Customer’s beneficial interest in the Omnibus Account, including records of the amounts on deposit in the accounts, and of all deposits to and withdrawals from and transfers among the accounts. Such records may be used to evidence that the Savings Accounts are maintained in accordance with the definition of “savings deposit” in 12 C.F.R. Section 204.2(d)(2) and applicable interpretations of the Federal Reserve Board thereunder. Without limiting Section 4.12, Dave will allow Coastal’s federal and state banking examiners, and other authorized representatives of the federal and state bank regulatory agencies that have appropriate jurisdiction over Coastal reasonable access from time to time upon request to, and an opportunity to audit, the books and records of Dave with respect to the Program, and Dave shall cooperate with Coastal and such agencies to the extent necessary to enable Coastal to comply with its obligations under Applicable Law with regard to such requests for access.
Article 8.

Representations of Coastal

Coastal represents and warrants as follows:

Section 8.1
Organization, Good-Standing and Conduct of Business. Coastal is a bank, within the meaning of Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, duly organized, validly existing and in good standing under the laws of the state of Washington, and has full power and authority and all necessary and/or applicable governmental and regulatory authorizations and licenses to own its properties and assets, to carry on as an insured depository institution, and to carry on its business as it is presently being conducted.
Section 8.2
Corporate Authority. The execution, delivery and performance of this Agreement have been duly authorized. No further corporate acts or proceedings on the part of Coastal are required or necessary to authorize this Agreement.

Section 8.3
Coastal Marks. Coastal is the owner or licensor of the Coastal Content, including Coastal Marks set forth on Schedule 5.1 and has right, power and authority to license or sub-license to Dave and its authorized designees such Coastal Content, email addresses and domain names, telephone numbers, as contemplated by this Agreement, and the use of such Coastal Content by Dave and its authorized designees as contemplated by this Agreement shall not (i) violate any Applicable Law or (ii) infringe upon the rights, including intellectual property rights, of any Person.
Section 8.4
Binding Effect. When executed, this Agreement shall constitute a valid and legally binding obligation of Coastal, enforceable against Coastal in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (ii) Applicable Law relating to the safety and soundness of depository institutions and (iii) general principles of equity.
Section 8.5
Good Standing. Except as otherwise disclosed in writing to Dave, neither Coastal nor any executive officer of Coastal has been subject to the following:
(a)
Criminal conviction (except minor traffic offenses and other petty offenses) in the United States of America or in any foreign country;
(b)
Federal or state tax lien or any foreign tax lien;
(c)
An Order, not subsequently reversed, suspended or vacated, by the Securities and Exchange Commission, any state securities regulatory authority, federal or state bank regulatory or any other Governmental Body in the United States or in any other country relating to an alleged violation of any federal or state securities law or regulation; or
(d)
Restraining Order in any proceeding or lawsuit, alleging fraud or deceptive practices on the part of Coastal or any such executive officer.
Section 8.6
Non-Contravention and Defaults; No Liens. Neither Coastal’s execution or delivery of this Agreement, nor Coastal’s fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any agreement to which Coastal is a party or by which it may be bound, (ii) violate any provision of any Applicable Law. (iii) result in the creation or imposition of any material lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any asset of Coastal or (iv) violate any provisions of Coastal’s Articles of Incorporation or Bylaws.
Section 8.7
Necessary Approvals. Except for regulatory approvals applicable solely to financial institutions (which approvals, if any, are determined by Coastal to be required), no consent, approval, authorization, registration or filing with or by any Governmental Body is required on the part of Coastal in connection with the execution and delivery of this Agreement.
Section 8.8
Liabilities and Litigation. As of the Effective Date, there are no claims, actions, suits or proceedings pending or, to Coastal’s knowledge, threatened against Coastal, or to its knowledge affecting Coastal, at law or in equity, before or by any Governmental Body, an adverse determination of which could have a material adverse effect on the business of Coastal or the Program, and Coastal knows of no basis for any of the foregoing. As of the Effective Date, there is no Order of any Governmental Body affecting Coastal or to which Coastal is subject.
Section 8.9
Continuing Accuracy. Except where expressly stated otherwise, the warranties made by Coastal in this Agreement shall continue to be accurate and shall remain in full force and effect throughout the Term.
Article 9.

Representations of Dave

Dave represents and warrants as follows as of the date hereof:

Section 9.1
Organization, Good-Standing and Conduct of Business. Dave is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its properties and assets and to carry on its business as it is presently being conducted.
Section 9.2
Dave Authority. The execution, delivery and performance of this Agreement have been duly authorized. No further corporate acts or proceedings on the part of Dave are required or necessary to authorize this Agreement.
Section 9.3
Dave Materials. Dave is the owner or licensor of the Dave Content, including the Dave Marks set forth on Schedule 5.2 and all systems, services (including Application Services), software and hardware that Dave may provide to, or use to provide services to, Coastal or a Customer in connection with the Program (the Dave Content and such other materials, collectively, the “Dave Materials”), and Dave has the legal right, power and authority to use or permit the use of such Dave Content as contemplated by this Agreement without violation of any Applicable Law or infringement of any rights, including intellectual property rights, of any Person.
Section 9.4
Binding Effect. When executed, this Agreement shall constitute a valid and legally binding obligation of Dave, enforceable against Dave in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors or the relief of debtors generally and (ii) general principles of equity.
Section 9.5
Good Standing. Except as otherwise disclosed in writing to Coastal, neither Dave nor any executive officer of Dave has been subject to the following:
(a)
Criminal conviction (except minor traffic offenses and other petty offenses) in the United States of America or in any foreign country;
(b)
Federal or state tax lien or any foreign tax lien;
(c)
An Order, not subsequently reversed, suspended or vacated, by the Securities and Exchange Commission, any state securities regulatory authority, Federal

Trade Commission, federal or state bank regulatory or any other Governmental Body in the United States or in any other country relating to an alleged violation of any federal or state securities law or regulation or any law or regulation respecting financial institutions; or
(d)
Restraining Order in any proceeding or lawsuit, alleging fraud or deceptive practices on the part of Dave or any such executive officer.
Section 9.6
Financial Statements. Dave has delivered to Coastal complete and correct copies of its balance sheets and related statements of income and cash flow. Dave’s financial statements, subject to any limitation stated therein, which have been or which hereafter will be furnished to Coastal to induce it to enter into and maintain this Agreement do or will fairly represent the financial condition of Dave. The financial statements have been and will be prepared in accordance with GAAP, as consistently applied, and in accordance with all pronouncements of the Financial Accounting Standards Board, except that non-audited financials are without notes, and are subject to normal year-end adjustments. Coastal further recognizes that Dave is a wholly owned subsidiary of a publicly traded company and thus, its parent’s consolidated financial statements are made available through filings with the Securities Exchange Commission.
Section 9.7
Non-Contravention and Defaults; No Liens. Neither the execution or delivery of this Agreement by Dave, nor Dave’s fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any material agreement to which Dave is a party or by which it may be bound, (ii) violate any provision of any Applicable Law, (iii) result in the creation or imposition of any material lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any asset of Dave or (iv) violate any provisions of Dave’s Articles of Incorporation or Bylaws.
Section 9.8
Necessary Approvals. No consent of any Person (including any stockholder or creditor of Dave) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any Governmental Body is required in connection with the execution or delivery of this Agreement by Dave, the validity or enforceability of this Agreement against Dave, the consummation of the transactions contemplated hereby, or the performance by Dave of its obligations hereunder.
Section 9.9
Liabilities and Litigation. Other than previously disclosed, there are no claims, actions, suits or proceedings pending or, to Dave’s knowledge, threatened against Dave, or to its knowledge affecting Dave, at law or in equity, before or by any Governmental Body, an adverse determination of which would reasonably be expected to have a material adverse effect on the business of Dave or the Program, and Dave knows of no basis for any of the foregoing. There is no Order of any Governmental Body affecting Dave or to which Dave is subject.
Section 9.10
Continuing Accuracy. Except where expressly stated otherwise, the warranties made by Dave in this Agreement shall continue to be accurate and shall remain in full force and effect throughout the Term.

Article 10.

Regulatory Approvals
Section 10.1
Regulatory Approvals. Prior to enrolling any Customers in the Program, the Parties shall have received all necessary regulatory approvals. Notwithstanding anything to the contrary herein, in no event shall this Agreement be construed to require either Party to take or impose any liability on either Party as a result of its failure to take, any action which is not permissible under Applicable Law. The consummation of any transaction contemplated herein shall constitute a representation by each Party to the other that all regulatory approvals necessary for that particular transaction have been received.
Section 10.2
Expense of Regulatory Approvals; Cooperation. Each Party shall be responsible for obtaining and paying for any regulatory approvals related to its consummation of the activities contemplated herein. Each Party shall use its respective best efforts to obtain all regulatory approvals and shall cooperate with the other Party in order to facilitate the procurement of all regulatory approvals.
Article 11.

Term and Termination
Section 11.1
Term. The initial term of this Agreement shall be a period that commences on the Launch Date and ends on the fifth (5th) anniversary of the Effective Date , and thereafter this Agreement shall renew automatically for additional twelve (12) month or twenty-four (24) months terms, at the option of if mutually agreed in writing by the Parties (collectively, the “Term”) unless terminated as provided herein. Should the Parties fail to choose a renewal term by the end of the initial term, the Agreement will automatically default to a renewal term of twelve (12) months, unless terminated as provided herein.
Section 11.2
Termination. This Agreement may be terminated as follows:
(a)
at any time upon the mutual written consent of the Parties;
(b)
by either Party, with or without cause, at the end of the initial term or at the end of any subsequent renewal term, provided that the terminating Party provides no less than [**] written notice to the other Party;
(c)
by either Party, upon [**] written notice to the other Party, in the event of an uncured Event of Default by the other Party;
(d)
by either Party, upon written notice to the other Party, upon (i) the direction of any Governmental Body or the reasonable advice of legal counsel that continuation of the Program violates, or would reasonably be expected to violate, Applicable Law and (ii) the inability of the Parties to amend this Agreement to avoid the violation of Applicable Law through good faith efforts;
(e)
by Coastal, upon [**] written notice to Dave if there is a Dave Change in Control in which the acquiring or successor entity is, in the reasonable opinion of Coastal, (A) is reasonably likely to have a significant adverse effect on the reputation of Coastal; or

(B) is financially or operationally incapable of adequately performing the obligations of Dave hereunder at a level commensurate with that required of Dave; provided that any such written notice of termination must be sent no later than [**] following notification by Dave to Coastal of the applicable circumstances or Coastal’s right to terminate under this provision shall lapse. Notwithstanding the foregoing, a Dave Change in Control shall not be deemed to occur except in the event of a merger or acquisition involving Dave;
(f)
by Dave, upon [**] written notice to Coastal if there is (i) a Coastal Change in Control in which the acquiring or successor entity, in the reasonable opinion of Dave, (A) is reasonably likely to have a significant adverse effect on the reputation of Dave; or (B) is financially or operationally incapable of adequately performing the obligations of Coastal hereunder at a level commensurate with that required of Coastal; provided that any such written notice of termination must be sent no later than [**] following notification by Coastal to Dave of the applicable circumstances, or Dave’s right to terminate under this provision shall lapse. Notwithstanding the foregoing, a Coastal Change in Control shall not be deemed to occur except in the event of a merger or acquisition involving Coastal;
(g)
by Coastal, upon [**] written notice to Dave, if a Governmental Body determines that the continued performance of Coastal’s obligations under this Agreement is not consistent with safe and sound banking practices; provided that Coastal shall provide Dave as much advance notice of such termination as is reasonably practicable, consistent with safe and sound banking practices;
(h)
by either Party upon [**] written notice to the other Party upon the other Party (i) voluntarily commencing any proceeding or filing any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Party or for a substantial part of its property or assets, (iii) making a general assignment for the benefit of creditors or (iv) taking formal action for the purpose of effecting any of the foregoing;
(i)
by either Party upon [**] written notice to the other Party upon the commencement of an involuntary proceeding or the filing of an involuntary proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking (i) relief in respect of the other Party or of a substantial part of its property or assets under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver (including the FDIC), trustee, custodian, sequestrator or similar official for the other Party or for a substantial part of its property or assets or (iii) the winding up or liquidation, of the other Party, in any case, if such proceeding or petition shall continue un-dismissed for [**] or an Order approving or ordering any of the foregoing shall be entered;
(j)
by Dave upon [**] written notice to Coastal, if as condition precedent to Dave or another related entity becoming or acquiring a federally-insured depository institution, as set forth in a final order issued by the applicable federal banking agency or is mandated in any corresponding agreement, is required to terminate this Agreement, and such written notice shall attach a copy of such final order or agreement;

(k)
by Dave upon [**] written notice to Coastal, for any reason, conditioned on the payment of the Break-up Fee;
(l)
by either Party pursuant to Section 12.15 in the event of a continued Force Majeure Event of the other Party.
(m)
by either Party upon [**] written notice to the other Party if, after good faith negotiation (after any timelines provided for in Section 4.19), the Parties are unable to make changes or take steps to the Program in order to post capital to facilitate Card transaction settlement consistent with Section 3.8.
Section 11.3
Effect of Termination.
(a)
In the event that this Agreement is validly terminated as provided herein, then, except as otherwise provided in this Agreement, subject to Section 11.4, each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination. Notwithstanding the foregoing, the terms of this Agreement that would by their nature survive the termination of this Agreement (including Section 3.11 (Liability for Costs and Losses Associated with Cards), Section 4.12 (Program Audit and Examination Rights), this Section 11.3 (Effect of Termination), Section 11.4 (Post-Termination Transition and Wind-Down), and Article 12 (General Provisions)) shall survive the termination of this Agreement and be enforceable under this Agreement.
(b)
Upon termination, each of Coastal and Dave shall retain all records and documentation related to all Customers, Customer Accounts in a form that is reasonably retrievable for a period of [**] after the termination of this Agreement or such longer time as required by Applicable Law. The Parties agree to cooperate with one another to make such records and documentation available as may be required to comply with Applicable Law or to respond to Customer inquiries, legal requests (such as a subpoena), audits or regulatory examination requests.
(c)
In the event that this Agreement is terminated by Dave pursuant to Sections 11.2(k), prior to [**], Dave shall pay Coastal a break-up fee (“Break-up Fee”) in a lump sum within [**] following termination of this Agreement in an amount equal to [**].
Section 11.4
Post-Termination Transition and Wind-Down.
(a)
In the event this Agreement is terminated, Dave may elect to (i) transition the Program in accordance with Applicable Law to an alternative insured depository institution or (ii) wind down the Program. In such event, Dave shall provide written notice to Coastal of its election to transition or wind down the Program no later than [**]. Each Party acknowledges that the goals of any transition or wind-down are to benefit Customers by minimizing any possible burdens or confusion and to protect and enhance the names and reputations of both Parties, both of whom have invested their names and reputations in the Program. The Parties agree to cooperate in good faith to wind down or transition the Program (in accordance with any notice of election provided by Dave) in a commercially reasonable manner as soon as reasonably possible to provide for a smooth and orderly transition or wind-down. The Parties will service the Customer Accounts and Cards in accordance with the terms of this Agreement that apply prior to its termination for a period up to [**], or as mutually agreed to in writing by authorized representatives of each Party, in order to smoothly transition or wind down all activities under this Agreement (“Transition Period”). In the event of a termination by either Party pursuant to Section 11.2(c), 11.2(g), or 11.2(h), or in the event of a termination by Coastal pursuant to Section 11.2(f), the terminating Party may elect to reduce the Transition Period to [**]. Termination of this Agreement shall not relieve any obligations of the Parties, including the corresponding payment obligations, during the Transition Period.
(b)
In the event Dave provides notice of its election to transition Customer Accounts to another insured depository institution, Coastal’s obligations during the Transition Period will include, without limitation in good faith: (i) taking all required regulatory steps necessary to cause the transfer of all Customer Accounts and Deposits at Coastal to another federally-insured financial institution designated by Dave, which institution or Dave shall assume responsibility for all obligations and liabilities in connection with such Customer Accounts and Deposits which arise after transfer to such successor bank (such institution, a “Successor Bank”), including those with respect to payment of the deposit funds to Customers and settlement of transactions with the appropriate Network(s), (ii) making any and all regulatory filings necessary to effect the transition of its undertakings in connection with this Agreement to such Successor Bank (excluding those filings and approvals required to be made by Successor Bank), (iii) assigning all of Coastal’ s rights, duties and obligations with respect to the Program pursuant to this Agreement, and Coastal’s relationship with each Customer to such Successor Bank, (iv) making all filings and taking all other actions necessary for Coastal to transfer the related BINs to such Successor Bank, (v) executing and delivering, if necessary or appropriate, transfer agreement containing terms and conditions generally consistent with banking industry practice for the transfer of Customer Accounts and Deposits between institutions, and (vi) executing such other documents as may reasonably necessary for Coastal to perform its obligations under this Section 11.4(b). Coastal’s obligations described above will be completed as soon as reasonably practicable, after Dave provides notice of its election to transition the Customer Accounts and Deposits to a Successor Bank. Coastal’s direct, documented costs associated with any transition shall be borne by Dave, provided that if Dave terminates pursuant to 11.2(c) or 9.2(f), no monthly minimum fees shall be owed during the Transition Period.
(c)
In the event Dave provides notice of its election to wind down the Program, the Parties agree to use the following process or such other similar processes that are mutually agreed by Coastal and Dave at such time:
(i)
As soon as reasonably possible after delivery of Dave’s notice of election, Dave will provide to Coastal in writing a proposed wind down plan, including a proposed timeline, which shall designate a schedule of dates as of which the Program will be wound down. Coastal and Dave shall meet promptly thereafter (which meeting may occur telephonically) to finalize a mutually-agreed wind down plan. Such plan shall be agreed and implemented to completion within the Transition Period; and

(ii)
Coastal and Dave shall continue to be bound by, and comply with, the terms of this Agreement and perform all of their obligations hereunder during the Transition Period until (x) such time as all Customer Accounts expire or are canceled pursuant to, and consistent with, the Account Agreement, or (y) such earlier date, as permitted by Applicable Law, as mutually agreed by Coastal and Dave in writing.
(d)
In the event (i) Dave fails to provide timely and effective notice of its intention to terminate or wind down the Program, or (ii) Dave fails to complete the assignment of the Customer Accounts and Deposits to a Successor Bank within the Transition Period, the Parties will work together in good faith to extend the Transition Period or wind down the Program in accordance with Applicable Law.
(e)
In the event that Dave substantially ceases operations prior to (i) transitioning the Program in accordance with Applicable Law to an alternative insured depository institution or (ii) winding down the Program, Dave agrees to continue to cooperate with Coastal and any Governmental Body to facilitate the orderly distribution of Customer funds or, at Coastal’s election, the assumption of Customer Accounts by Coastal (at which time such accounts would cease to be Customer Accounts governed by this Agreement).
(f)
Subject to Section 11.4(b), the Parties shall be responsible for their own costs and expenses with respect to the performance of their respective obligations hereunder in connection with any transition or wind down.
Section 11.5
Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:
(a)
A Party shall fail to make a payment of any undisputed, material amount due and payable pursuant to this Agreement within [**] of the due date, except for amounts disputed in good faith, and such failure shall remain unremedied for a period of [**] after the other Party shall have given written notice thereof, provided that for an amount to be excluded from the above as disputed in good faith, the Party disputing such amount must: (i) provide prompt (but in any event, within [**] after the amount becomes due) notice of such dispute; (ii) include in such notice, a reasonably detailed explanation of the reason(s) why such amount is disputed, (iii) work cooperatively, expeditiously, and always in good faith with the other Party to resolve any such dispute, and (iv) if such dispute is not resolved within [**] of delivery of the notice required by (i) above, post a bond or deposit into an escrow account the disputed amount on terms reasonably satisfactory to the Parties.
(b)
A Party shall fail to perform, satisfy or comply with any obligation, condition, covenant or other provision contained in this Agreement, and (i) such failure shall remain unremedied for a period of [**] after the other Party shall have given written notice thereof, and (ii) such failure shall either have a material and adverse effect on the Program or a Party’s Marks licensed or sub-licensed hereunder, materially diminish the economic value of the Program to the other Party, or otherwise have a material and adverse effect on the other Party;

(c)
Any representation or warranty contained in this Agreement shall not be true and correct in any respect as of the date when made or reaffirmed, and (i) the Party making such representation or warranty shall fail to cure the event giving rise to such breach within [**] after the other Party shall have given written notice thereof, and (ii) such failure shall either have a material and adverse effect on the Program, materially diminish the economic value of the Program to the other Party, or otherwise have a material and adverse effect on the other Party.
(d)
Coastal fails to perform, satisfy or comply with any Applicable Law and such failure shall either have a material and adverse effect on the Program or Dave’s Marks, materially diminish the economic value of the Program to Dave, or otherwise have a material and adverse effect on Dave.
(e)
Dave fails to perform, satisfy or comply with any Applicable Law and such failure shall either have a material and adverse effect on the Program or Coastal’s Marks licensed hereunder, or materially diminish the economic value of the Program to Coastal, or otherwise have a material and adverse effect on Coastal.
Section 11.6
Limitation on Remedies. Notwithstanding any provision of this Agreement that may provide for any other remedy, Coastal shall have no right to use or to apply any funds in the Omnibus Account to set off any obligation that Dave may have to Coastal, in the Event of Default or otherwise.
Article 12.

General Provisions
Section 12.1
Indemnification.
(a)
Dave covenants and agrees to indemnify, defend, and hold harmless Coastal, its parent, subsidiaries or Affiliates, and their respective officers, directors, agents, employees and permitted assigns, against any and all Losses from third-party (including Customer) claims arising or resulting from: (i) any breach of representation or warranty made by Dave in this Agreement; (ii) Dave’s failure to fulfill a covenant or obligation of this Agreement except to the extent such Losses are the result of Coastal’s failure to perform its obligations in accordance with this Agreement; (iii) Dave or its Service Providers’ violation or noncompliance with Applicable Law; (iv) any claim relating to obligations under the Program owed by Dave or any Service Provider retained by it; (v) Dave’s gross negligence, recklessness or willful misconduct (including acts or omissions) relating to the Program; (vi) Dave’s failure to respond to any directive set forth in Exhibit C; (vii) any actions taken by Coastal or not taken by Coastal at Dave’s request or direction pursuant to this Agreement except where Coastal would have been otherwise required to take such action (or refrain from acting) absent the request or direction of Dave; (viii) [**]; (ix) an Information Security Incident to Dave (or Dave’s Service Provider) ; (x) demands, claims or actions by any Person based on allegations that the Dave Materials or Coastal’s use thereof in accordance with this Agreement infringes on the rights, including intellectual property rights, of any Person; or (xi) [**]; provided that this provision shall not apply to a third-party claim that arises out of (1) an act of fraud, embezzlement or criminal activity by Coastal or its representatives, or (2) gross negligence or willful misconduct by Coastal or its representatives or (3) the failure of Coastal or its representatives to comply with, or to perform its obligations under, this Agreement and such failure is the cause of the third-party claim.
(b)
Coastal covenants and agrees to indemnify, defend and hold harmless Dave and its parent, subsidiaries or Affiliates, and their respective officers, directors, agents, employees and permitted assigns, against any and all Losses from third-party (including Customer) claims arising or resulting from: (i) any breach of representation or warranty made by Coastal in this Agreement; (ii) Coastal’s failure to fulfill a covenant or obligation of this Agreement except to the extent such claim, loss or liability is the result of Dave’s failure to perform its obligations in accordance with this Agreement; (iii) Coastal’s or its service providers’ any violation or noncompliance with Applicable Law; (iv) Coastal’s gross negligence, recklessness or willful misconduct (including acts or omissions) relating to the Program; (v) any claim that Coastal, or any third party retained by Coastal, materially breached the obligations owed to or by Coastal that directly relates to Coastal’s existing business offerings and banking services (such as ACH and regulatory reporting) offered under the Program (except to the extent that Dave has agreed to fulfill such obligation under this Agreement); (vi) demands, claims or actions by any Person based on allegations that the use of the Coastal Marks as licensed by Coastal hereunder and/or any systems, services, software or hardware that Coastal may provide to or use to provide services to Dave or any Customer in connection with the Program infringe on the rights, including intellectual property rights, of any Person; (vii) an Information Security Incident to Coastal (or Coastal’s service provider) ; provided that this provision shall not apply to a third-party claim that arises out of (x) an act of fraud, embezzlement or criminal activity by Dave or its representatives, (y) gross negligence, or willful misconduct by Dave or its representatives or (z) the failure of Dave or its representatives to comply with, or to perform its obligations under, this Agreement and such failure is the cause of the third party claim. This provision shall also not apply to any governmental or quasi-governmental service providers supporting Coastal in the performance of its banking activities (for example, the Federal Reserve and NACHA).
(c)
If any action, claim or demand is asserted against any Person entitled to indemnification under this Section 12.1 (each, an “Indemnified Party”) by any Person who is not a Party in respect of which the Indemnified Party may be entitled to indemnification under the provisions of subsections (a) or (b) above, written notice of such action, claim or demand shall promptly be given to the Party (the “Indemnifying Party”) from whom indemnification may be sought. The Indemnifying Party shall have the right, by notifying the Indemnified Party within [**] of its receipt of the notice of the action, claim or demand, to assume the entire control of the defense or settlement of the action, claim or demand (subject to the right of the Indemnified Party to participate at the Indemnified Party’s expense and with counsel of the Indemnified Party’s choice), unless (i) the Indemnifying Party has not employed counsel to take charge of the defense within [**] after delivery of the applicable notice or, having elected to assume such defense, thereafter ceases to vigorously defend such action, claim or demand, or (ii) the action (including any inquiry, investigation, or enforcement action), claim or demand is undertaken by a Governmental Body with jurisdiction over the Indemnified Party. The Indemnified Party or Indemnifying

Party may at any time notify the other of its intention to settle or compromise any claim, suit or action against the Indemnified Party in respect of which payments may be sought by the Indemnified Party hereunder, and (x) the Indemnifying Party may settle or compromise any such claim, suit or action solely for the payment of money damages in which the Indemnified Party does not admit any liability with respect to such claim, but shall not agree to any other settlement or compromise without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld (it being agreed that any failure of an Indemnified Party to consent to any settlement or compromise involving relief other than monetary damages shall not be deemed to be unreasonably withheld), and (y) the Indemnified Party may settle or compromise any such claim, suit or action solely for an amount not exceeding [**] in which the Indemnified Party does not admit any liability with respect to such claim, but shall not settle or compromise any other matter without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.
(d)
The Indemnifying Party shall promptly notify the Indemnified Party if the Indemnifying Party desires not to assume, or participate in the defense of, any such claim, suit or action. Any damages to the assets or business of the Indemnified Party caused by a failure of the Indemnifying Party to defend, compromise or settle a claim or demand in a reasonable and expeditious manner, after the Indemnifying Party has given notice that it will assume control of the defense, compromise or settlement of the matter, shall be included in the damages for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party. If the Indemnifying Party makes any payment on any third-party claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such third-party claim. Each Party agrees to provide reasonable access to the other Party to such documents and information as may reasonably be requested in connection with the defense, negotiation or settlement of any such third-party claim.
(e)
If an Indemnified Party fails to give prompt notice of any claim being made or any suit or action being commenced in respect of which indemnification under this Section 12.1 may be sought, such failure shall not limit the liability of the Indemnifying Party; provided that this provision shall not be deemed to limit the Indemnifying Party’s rights to recover for any Loss which it can establish resulted from such failure to give prompt notice.
(f)
This Section 12.1 shall govern the obligations of the Parties with respect to the subject matter hereof but shall not be deemed to limit the rights which any Party might otherwise have at law or in equity.
Section 12.2
Liability. IN THIS SECTION 12.2, “LIABILITY” MEANS ANY LIABILITY, WHETHER UNDER CONTRACT, TORT, OR OTHERWISE, INCLUDING FOR NEGLIGENCE. LIABILITY INCLUDES ALL AMOUNTS A PARTY INCURS TO FULFILL SECTION 12.1 (INDEMNIFICATION).
(a)
SUBJECT TO SECTION 12.2(b):

(i)
NEITHER PARTY SHALL HAVE LIABILITY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING LOST PROFITS, EVEN IF SUCH PARTY HAS KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT; AND
(ii)
EXCEPT AS STATED IN SUBSECTION 12.2(b), EACH PARTY’S TOTAL AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT IS LIMITED TO [**].
(b)
NOTHING IN THIS AGREEMENT EXCLUDES OR LIMITS EITHER PARTY’S LIABILITY FOR MATTERS FOR WHICH LIABILITY CANNOT BE EXCLUDED OR LIMITED UNDER APPLICABLE LAW, FOR FRAUD OR FRAUDULENT MISREPRESENTATION, OR FOR DEATH OR PERSONAL INJURY RESULTING FROM ITS NEGLIGENCE OR THE NEGLIGENCE OF ITS EMPLOYEES OR AGENTS. NOTHING IN THIS AGREEMENT EXCLUDES OR LIMITS EITHER PARTY’S LIABILITY, AS APPLICABLE:
(i)
FOR ANY INFORMATION SECURITY INCIDENT;
(ii)
UNDER SECTION 12.1 (INDEMNIFICATION);
(iii)
FOR ANY REGULATORY ASSESSMENTS OR FINES IMPOSED ON A PARTY, OR EXPENSES INCURRED BY PARTY IN CONNECTION WITH REGULATORY INQUIRIES OR ENFORCEMENT ACTIONS BUT ONLY TO THE EXTENT SUCH ASSESSMENTS, FINES OR EXPENSES ARE DIRECTLY RELATED TO THE PROGRAM; AND
(iv)
FOR BREACH OF SECTIONS 4.15, 4.21(h), SECTIONS 5.1, 5.2, OR SECTION 12.4.
Section 12.3
Disclaimers of Warranties. EXCEPT FOR THE WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARTIES SPECIFICALLY DISCLAIM ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES.
Section 12.4
Confidentiality and Non-Use.
(a)
Each Party shall, and shall cause its controlled Affiliates, employees and agents to, hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by Applicable Law, all Confidential Information of the other Party and not disclose the same to any Person, except as otherwise provided herein. Confidential Information shall be used only for the purpose of and in connection with the performance of obligations under this Agreement and not for any other purpose. Each Party shall protect Confidential Information from unauthorized use and disclosure with at least the same degree of care that it utilizes with respect to its own similar proprietary information, but in no event less than a reasonable standard of care. The obligation to maintain confidentiality does not apply to information: (i) ascertainable or obtained from public or published information, (ii) disclosed to one of the parties by a third party without any obligation of confidentiality, (iii) which is or becomes known to the public (other than through a breach of an obligation of confidentiality), (iv) of which the recipient was in possession prior to disclosure thereof in connection herewith or (v) which was independently developed by the recipient without the benefit of Confidential Information.
(b)
Each Party agrees that, in addition to, and without limiting the generality of the confidentiality provisions contained in this Agreement, it shall keep all Customer Information confidential and shall maintain and use such information only for the purposes of this Agreement, or as otherwise permitted in accordance with all Applicable Laws, including but not limited to the GLB Act and the applicable GLB Regulations. Without limiting the generality of the foregoing, Dave agrees and acknowledges that it is familiar with, and shall fully comply with the applicable terms and provisions of the GLB Act and other Applicable Laws, including the provisions of the GLB Act regarding the re-use, sharing and re-disclosure of Customer Information as they relate to the Program.
(c)
Nothing herein shall be interpreted as preventing or impairing either Party from disclosing any information (i) pursuant to a subpoena or court order, (ii) pursuant to judicial or governmental process issued by a Governmental Body, including without limitation, an information request or (iii) required by any Governmental Body in connection with an examination of such Party; provided that with respect to disclosure described in clause (i) or (ii), (x) such disclosure shall be limited to the minimum acceptable level of disclosure; (y) the disclosing Party, unless prohibited by Applicable Law, shall notify the other Party of the imminent disclosure as soon as is practicable; and (z) the disclosing Party shall cooperate, at the sole cost and expense of the other Party, with the other Party’s efforts to minimize or prevent such disclosure.
(d)
Each Party acknowledges that its breach of this Section 12.4 shall cause the other Party irreparable injury for which monetary damages will not make the other Party whole. Accordingly, in addition to all other available remedies, each Party shall be entitled to seek equitable or injunctive relief as and where it deems fit in the event of an actual, attempted or threatened breach of any obligation of the other Party (including its contractors and agents) under this Section 12.4, without need to prove a likelihood of irreparable injury or to post a bond or security in connection with seeking such relief.
(e)
Each Party shall: (i) limit access to the other Party’s Confidential Information to those employees, authorized agents, vendors, consultants, service providers and subcontractors who have a reasonable need to access such Confidential Information in connection with the Program; and (ii) ensure that any Person with access to the other Party’s Confidential Information agrees to be bound by the provisions of this Section 12.4 and maintains the existence of this Agreement and the nature of their obligations hereunder strictly confidential.

Section 12.5
Arbitration. Any dispute arising under this Agreement that has not been resolved in good faith in accordance with the procedures in Section 4.19 hereof (a “Dispute”) shall be referred to and resolved by arbitration in accordance with the following guidelines:
(a)
Arbitration Rules. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Seattle, Washington before one to three arbitrators, as set forth below. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures, unless the Parties agree upon expedited or streamlined rules and/or procedures available through JAMS. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.
(b)
Arbitrators. An arbitrator shall be selected by mutual agreement of the Parties. If the Parties are unable to agree upon an arbitrator, then either Party may request that JAMS select an arbitrator and such arbitrator shall hear the Dispute in accordance with the Rules.
(c)
Panel. For Disputes amounting to [**], a panel of three arbitrators shall be selected to hear the Dispute. In such case, each Party shall select one arbitrator who shall be independent and unaffiliated with such Party, and the two arbitrators shall then select the third arbitrator. If the two arbitrators are unable to agree upon the third arbitrator, the JAMS shall select the third arbitrator.
(d)
Knowledge of Arbitrators. All arbitrators, whether a single arbitrator or a panel of arbitrators, shall be knowledgeable about financial services and/or information technology transactions.
(e)
Seat. The seat of the arbitration shall be Seattle, Washington.
(f)
No Appeal. Any award rendered pursuant to arbitration under this Section shall be final, conclusive and binding upon the Parties (except for appeals solely to correct computation or clerical errors), and any judgment thereon may be entered and enforced in any court of competent jurisdiction.
(g)
Costs. Each Party shall bear its own fees, costs and expenses of the arbitration, and its own legal expenses, attorneys’ fees, and costs of all experts and witnesses, provided, however, that the arbitrators may award arbitration costs, including legal, auditing and other fees to the prevailing Party in the arbitration proceeding if the arbitrators determine that such an award is appropriate.
Section 12.6
Relationship of Parties. Except to the extent specifically provided herein or as hereafter agreed in writing by the Parties, nothing in this Agreement shall be construed to create any relationship between the Parties or their respective agents and employees other than one of independent contractors, and the Parties shall take such action as may be reasonably necessary to ensure such treatment.

Section 12.7
Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the subject matter contained herein.
Section 12.8
Successors and Assigns; Subcontractors. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided that no such consent shall be required in connection with (i) an assignment by either Party to an Affiliate, or (ii) a Change in Control of a Party in which the acquiring or successor entity, in the reasonable opinion of other Party, (A) would not have a material adverse effect on the reputation of the other Party; and (B) is financially and operationally capable of adequately performing the obligations of the assigning Party hereunder at a level commensurate with that required of such Party. Any assignment in contravention of this Section 12.8 shall be null and void. Notwithstanding the foregoing, but subject to Section 4.7, nothing in this Agreement shall prohibit either Party from engaging a subcontractor to perform certain of its obligations hereunder, provided that any subcontracting Party shall (i) remain liable for all activities of its subcontractor hereunder, and (ii) remain subject to any other obligations imposed upon such subcontracting Party pursuant to this Agreement and Applicable Law.
Section 12.9
Governing Law. This Agreement shall be governed by the internal laws, and not by the laws regarding choice of laws, of the State of Washington applicable to contracts made and performed in such State.
Section 12.10
Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by an authorized representative on behalf of each of the Parties. Neither Party shall be deemed to have waived any of its rights, powers or remedies hereunder except in writing signed by an authorized agent or representative of the Party to be charged. The waiver by either Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.
Section 12.11
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any PDF e-mailed version of an executed counterpart shall be deemed an original.
Section 12.12
Construction. The Parties acknowledge that representations, acknowledgements, or covenants expressly made herein by one or more Parties to this Agreement are being made only by the Parties stated herein as making such representations, acknowledgements or covenants, and no other Party shall be deemed to guarantee accuracy or performance of such provisions, unless such is expressly stated. The headings and captions contained in this Agreement will not be considered to be a part of this Agreement for purposes of interpreting or applying this Agreement, but are for convenience only. References to Articles, Sections and Exhibits are to be construed as references to Articles or Sections of, or Exhibits to, this Agreement. Unless otherwise indicated, terms such as “hereof,” “herein” and “hereunder” shall refer to this entire Agreement. The words “include,” “includes” and “including” when used in this Agreement will be deemed in each case to be followed by the words “without limitation.”

Section 12.13
Notice. Any notice to be given hereunder to the other Party, including any notice of a change of address, shall be in writing and shall be deemed validly given if (i) delivered personally or (ii) sent by express delivery service, registered or certified mail, postage prepaid, return receipt requested or (iii) sent by email, as follows:

If to Dave: [**]

[**]

Dave Operating LLC

1265 South Cochran Avenue

Los Angeles, CA 90019

Email: [**]

With a copy to:

Dave Legal Department

Email: [**]

If to Coastal: [**]
[**]
Coastal Community Bank
5415 Evergreen Way
Everett, WA 98203
Email: [**]

All such notices shall be deemed given on the date of actual receipt by the addressee if delivered personally, on the date of deposit with the express delivery service or the postal authorities if sent in either such manner, on the date the email is sent if sent in such manner, and on the date of actual receipt by the addressee if delivered in any other manner.

Section 12.14
Severability. In the event that any part of this Agreement is deemed by a court, Governmental Body, or other public or private tribunal of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed to have been omitted from this Agreement. The remainder of this Agreement shall remain in full force and effect, and shall be modified to any extent necessary to give such force and effect to the remaining provisions, but only to such extent.
Section 12.15
Force Majeure. Upon notice by the non-performing Party to the other Party, non-performance under this Agreement (other than the payment of money) shall not be considered in default to the extent the non-performing Party is unable to fulfill its obligations as a result of acts of God, civil disorder, fire, explosion, flood, war, riot, sabotage, accident, employee sickness, pandemic or epidemic, or other cause of such nature (other than a change in Applicable Law, or the other Party’s actions as permitted under this Agreement) (“Force Majeure Event”) beyond the non-performing Party’s control; provided that (a) the non-performing Party is without fault in causing or failing to prevent the Force Majeure Event, (b) the Force Majeure Event could not have been avoided by reasonable precautions and cannot be circumvented through the use of commercially reasonable alternative sources, workaround plans or other means, including implementation of any business continuity or disaster recovery plans; and (c) the non-performing Party continuously uses commercial reasonable efforts to perform whenever and to whatever extent is reasonably possible. The non-performing Party will notify the other Party promptly when the Force Majeure Event has abated. Upon discontinuance of the Force Majeure Event, the non-performing Party shall promptly cure any non-performance that would have been a default under this Agreement but for this Section 12.15. Notwithstanding the foregoing, if the Force Majeure Event continues for a period of more than [**], either Party shall have the right to terminate this Agreement without penalty or the payment of a minimum amount.

[End of Page – Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Coastal Community Bank

By: /s/ Michael Culp
Name: Michael Culp
Its: EVP, Chief Revenue Officer

Dave Operating LLC

By: /s/ Kyle Beilman
Name: Kyle Beilman
Its: Chief Financial Officer

[Program Agreement – Signature Page]

SCHEDULE 2.1(d)
Policies, Procedures and Other Requirements

[**]

SCHEDULE 4.7
Dave Material Service Providers

Dave MATERIAL SERVICE PROVIDERS

VENDOR	AGREEMENT TITLE	SUMMARY
Galileo		Transaction Processing
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]

SCHEDULE 4.18(b)
Dave Designated Program Team Members

[**]

SCHEDULE 4.18(c)
Coastal Designated Program Team Members

[**]

SCHEDULE 5.1
Coastal Marks

SCHEDULE 5.2
Dave Marks

SCHEDULE 6.2
Program Revenues and Fees

A.
Fees paid by Coastal to Dave as follows:
1.
Customer Fees. [**]
2.
Interest on Customer Deposits. [**]
3.
Corporate Cash. [**]
B.
Fees paid by Dave to Coastal as follows:
4.
Implementation Fee. [**]
5.
BPS on Debit Card and Credit Card Spend. [**]

6.
Transaction Costs. [**]

7.
Passthrough Costs: [**]
8.
Coastal Balance Sheet Capacity Fee. [**]
9.
Fraud Losses and Credit Losses:

[**].

10.
Minimum Monthly Fee. [**]

11.
Customer Complaints. Dave shall pay to Coastal a [**] processing fee for each customer complaint received by Coastal which was filed with the Consumer Financial Protection Bureau, the Federal Reserve Board, or the Federal Deposit Insurance Corporation.
12.
Monthly Statements. Coastal shall provide Dave with a monthly electronic statement, the form and content of which shall be mutually agreed upon by the parties, no later than the [**] of the month, for the immediately preceding calendar month setting forth all figures and totals for the items in this Schedule 6.2.

EXHIBIT A
Program Products, Features, & Services

Description of Accounts, Features and Program Services

The timeline and anticipated Launch Date of each of the below-listed Program features may be approved by Coastal in phases upon request by Dave and at Coastal’s sole discretion. Customers that enroll in the Program shall be provided with the following functionality (as applicable, which, for clarity, will be made available to Customers via the Application only):

13.
ExtraCash Demand Deposit Account with Overdraft Functionality
14.
Checking Account
15.
Savings Account
16.
Debit Card Functionality
17.
Credit Card Functionality
18.
ACH Services
19.
Corporate Deposit Accounts (Dave corporate only, not for Customers)
20.
Other

EXHIBIT B

The Dave responsibilities set forth below are to be performed subject to the oversight of Coastal.

Program Responsibilities of Dave (some of which may be outsourced by Dave to third parties as agreed upon in writing by Coastal):

Compliance

Maintain all Program-related marketing materials in an electronic data site to which Coastal will have access or will otherwise provide Coastal with access to such records upon request within a reasonable period of time. All Program related marketing materials must be submitted and approved by Coastal prior to use in accordance with the Agreement.

Develop a risk-based compliance program for applicable federal and state regulations as agreed upon by the Parties.

Develop and provide Privacy Policy, Account Terms and Conditions, Deposit Account Agreements, cardholder agreements and related Program disclosures to Customers.

Develop policies and procedures related to the Program, as agreed upon by the Parties.

Develop, implement and maintain a comprehensive Information Security Program, as agreed to by the Parties, including policies, procedures and other measures designed to protect against unauthorized access to, or use of, customer data.

Create tax documents (if required by the Program) and Customer statements (if required by the Program) compliant with all applicable banking regulations, as agreed upon by the Parties.

Marketing and Customer Relationship Management

Overall ownership and responsibility for building and managing the Dave Brand.

Responsible for customer acquisition, customer relationship management and customer contact strategy including product announcements, marketing announcements, regulatory announcements or other such communications as determined by Dave for the Program.

All marketing, branding, advertising, public relations and associated public awareness campaigns for the promotion of Dave, the Products. and the customer accounts and debit and credit cards. Activities may include, but are not limited to, public events, press related activities, online and social media campaigns, media buying, branding and awareness activities and promotional events.

Operations

Provide the following day-to-day Dave. Customer Account operations and back-office support for the Program:

Customer Service including call center staffing, systems and software to service Program. Customers, including phone, email, chat including chatbot, and social support for all supported languages.

Daily management of all financial transactions within, and connected to, Dave’s. Customer Accounts; including reconciliation reporting, exception management and balancing as it relates to funds settlement.

CIP/KYC implementation, monitoring and management in accordance with the agreed upon BSA/AML/KYC policy. Data sharing and access to data will be agreed upon in writing by the Parties.

Review and approve Customers for participation in the Dave. Account Program based on policies and procedures approved by Coastal.

Error and dispute resolution as required by applicable law. Create daily ACH origination file to be sent to Coastal by required deadlines (may be created and sent by processor on Dave’s behalf). For clarity, the extent and amount of ACH processing conducted by Coastal will be determined by Dave in its sole discretion, subject to applicable law and Coastal approval.

Implementation, monitoring and ongoing management of BSA/AML program in accordance with applicable law.

Fraud monitoring.

Garnishment, subpoena, and account maintenance in conjunction with Coastal. Dave shall be responsible for escheatment processing with Coastal oversight. Dave will have the option to use Coastal’s approved 3rd party escheatment vendor which Dave would manage. All escheatment fees would be passed at cost as a pass through expense to Dave.

Technology Platform

Manage all servers, networks, devices (firewalls, switches, encryption devices, etc.) including back up and disaster recovery facilities to ensure the ongoing availability of the Dave Program.

Manage a System of Record for all customer account and credit card balances and transactions. Configure and maintain a system to store all customer records, accounts, transactions, cards, and process all card, ACH and other financial transactions using interfaces with various payment networks.

Create and maintain Dave Account Program website and mobile platform, operation applications and other software as required.

Contract and maintain vendor to provide services related to external ACH account verification.

Deploy, enhance, manage and maintain all software required to operate the Dave Program, including core banking systems, third-party interfaces, and other software as required.

Vendor Management

Develop and maintain a Vendor Management Program, including vendor risk assessments.

Credit

Identify and work with a backup service provider to the extent applicable. Coastal agrees to cooperate with Dave’s lender(s) to determine a mutually satisfactory backup service provider.

Comply with Credit Model Questionnaire and validation requirements, in compliance with SR 11-7. Annual credit model validations may be required.

Other

Provide a qualified, as determined by Dave. in its sole discretion, management team to develop and manage the Program customer experience.

Maintain insurance as required under this Agreement

Program Responsibilities of Coastal:

Operations

Provide regulatory permissions for credit origination, money movement and enable payment and money movement services and card network connectivity for customers associated with the Program.

Originate, fund and oversee credit extended through credit card and ExtraCash Products Hold ExtraCash and credit card receivables until purchased by Dave or its Affiliates Provide operational support required for mutually agreed upon payment processes.

File SARs as required by applicable law.

Provide settlement accounts with Online Banking access and transaction level reports Maintain the requirements to meet the FDIC “Pass-through” deposit insurance on any consumer deposit accounts Work with Dave to put in place appropriate reconciliation and exception management services designed to ensure FBO accounts are accurately reconciled Processing ACH files in a timely manner once received by the FED. Coastal to process ACH files multiple times per day in compliance with Schedule 1 to this Exhibit B

Oversight

Review and adopt a credit policy and review any updates thereto related to the Program within [**] of submission for new policy and material changes, and [**] of submission for non-material changes.

Review and approve policies and procedures and any other Coastal -required Program content that relates to the Dave. Program within [**].

Work with Dave to create a pre-approved library of marketing materials that require review by the Bank on an annual basis; review all other Product related marketing materials within [**] of submission by Dave.

Review and approve all other significant customer-facing Product materials (such as Account terms, customer-facing screens, statements, notices, etc.) within [**] of submission for new content and material changes thereto.

Conduct audits as provided by the Agreement to ensure that the Dave Program is being provided in accordance with this Agreement, network rules, regulatory rules and applicable laws. It is Coastal’s intent to work with Dave to determine audit scopes which will allow Coastal to rely on Dave’s engaged audits and avoid duplication.

Continuous risk-based monitoring of processes related to the Dave Program.

Technology Platform

Assist in Dave development of a software system to securely transmit data and reports between Dave and Coastal.

Maintain data transfer integrations with Galileo Financial Technologies, LLC and [**].

Other

Maintain the good governance and business standing of the Bank, including status as an FDIC-insured institution and well-capitalized status.

Maintain membership in good standing with Network(s).

Provide a clearly defined checklist and timeline to ensure rapid implementation of the Dave Program.

Develop, implement and maintain a comprehensive Information Security Program, including policies, procedures and other measures designed to protect against unauthorized access to, or use of, customer data

Schedule 1 to Exhibit B

Service level Agreements (SLAs) for ACH Processing

[**]

EXHIBIT C
Guidelines for Management and Oversight of Regulatory Compliance Service

As a part of Coastal’s oversight of the Program, benchmarks will be used to clarify what might trigger one of four actions that require attention, which are further described in this exhibit. This exhibit is intended to clarify the relationship, program, overall management and communication of corrective action.

Coastal will validate Dave’s risk-based testing of processes and compliance with Applicable Law.

Coastal will oversee and monitor Dave’s compliance with federal and state laws and regulations related to the Program affecting the business of banking with respect to the following:

Review of agreements, policies, risk assessments, procedures and third-party vendor due diligence prepared by Dave.

Compliance with the Agreement.

Review of final audit reports.

Validate that internal controls and safeguards are adequate and effective.

Ensure that policies and procedures are being followed, and changes implemented.

[**]